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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                        Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE HAIN CELESTIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HAIN CELESTIAL GROUP, INC.

58 South Service Road

Melville, NY 11747

631-730-2200

October [    ], 2010

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Hain Celestial Group, Inc., which will be held at the Amphitheater at 58 South Service Road, Melville, New York 11747 on Thursday, November 18, 2010, at 11:00 a.m., Eastern Time.

At our annual meeting, we will vote on the election of our directors, the advisory vote regarding the compensation of our named executive officers for the fiscal year ended June 30, 2010, as set forth in the summary compensation table, the amendment of our Amended and Restated 2002 Long Term Incentive and Stock Award Plan, the proposal to amend our By-Laws to provide stockholders with the ability to call special meetings of stockholders and the ratification of the appointment of our registered independent accountants. In addition to these formal items of business, we will review the major developments of the past year and share with you some of our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of The Hain Celestial Group, Inc. and members of the Board of Directors, who will also be present.

Your vote is important. Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and submit your vote by completing and returning the enclosed proxy card by mail or, if you are a beneficial owner of shares held in “street name,” you may vote by telephone or via the Internet.

I hope to see you on November 18th.

Sincerely,

Irwin D. Simon President, Chief Executive Officer and Chairman of the Board

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THE HAIN CELESTIAL GROUP, INC.

58 South Service Road

Melville, NY 11747

631-730-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

To the Stockholders of THE HAIN CELESTIAL GROUP, INC.:

The Annual Meeting of Stockholders of The Hain Celestial Group, Inc. will be held on Thursday, November 18, 2010 at 11:00 a.m., Eastern Time at the Amphitheater at 58 South Service Road, Melville, New York 11747 for the following purposes:

1.	To elect all of the director nominees specified herein to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To vote, on an advisory basis, for the compensation awarded to the named executive officers for the fiscal year ended June 30, 2010, as set forth in the summary compensation table;

3.	To approve the amendment of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan;

4.	To approve an amendment to the By-Laws providing stockholders with the ability to call special meetings of stockholders;

5.	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2011; and,

6.	To transact such other business as may properly come before the meeting.

These matters are more fully described in the attached proxy statement, which is made a part of this notice.

Only stockholders of record as of the close of business on October 4, 2010 are entitled to notice of, and to vote at, the annual meeting, or any adjournment thereof. A list of these stockholders will be available for inspection by any stockholder for any purpose germane to the annual meeting for a period of 10 days prior to the annual meeting at our principal executive office located at 58 South Service Road, Melville, NY 11747, and will also be available at the annual meeting.

It is expected that this Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended June 30, 2010 will be mailed to stockholders of record on or about [October 26, 2010.]

Your vote is important. Whether or not you expect to attend the annual meeting in person, please submit your vote as soon as possible by signing and dating the enclosed proxy card and mailing it promptly in the enclosed reply envelope. As an alternative to using the paper proxy card to vote, beneficial owners of shares held in “street name,” may vote by telephone or via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 18, 2010: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Stockholders and Proxy Statement, including Proxy Card and Annual Report to Stockholders for the fiscal year ended June 30, 2010, may be viewed at http://www.hain-celestial.com/proxy.

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Directions to the Annual Meeting of Stockholders

From New York City: Take the Long Island Expressway East to Exit 48 (Round Swamp Road). Proceed straight off exit and after the first traffic light our building is the second one on the right.

From Eastern Long Island: Take the Long Island Expressway West to Exit 48 (Round Swamp Road). Proceed to traffic light and make a left turn. Go under the overpass and make a left turn going East. Our building is the second one on the right.

Long Island Rail Road: Take the Ronkonkoma Branch Line to the Farmingdale Station. Take a cab to 58 South Service Road, Melville, New York.

The Amphitheater is located on the lower level.

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THE HAIN CELESTIAL GROUP, INC.

PROXY STATEMENT

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QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (sometimes referred to as the (“Board”) of The Hain Celestial Group, Inc. (sometimes referred to as “we”, “us”, “our”, “the Company” or “Hain Celestial”) is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The annual meeting will be held on Thursday, November 18, 2010 at 11:00 a.m., Eastern Time at the Amphitheater at 58 South Service Road, Melville, New York 11747. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about [October 26, 2010] to all stockholders of record entitled to vote at the annual meeting.

What are the items of business for the annual meeting?

There are five matters scheduled for a vote:

•	The election of all the director nominees specified herein to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	To vote, on an advisory basis, for the compensation awarded to the named executive officers for the fiscal year ended June 30, 2010, as set forth in the summary compensation table;

•	To approve the amendment of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan;

•	To approve an amendment to the By-Laws providing stockholders with the ability to call special meetings of stockholders; and,

•	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2011.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on October 4, 2010 will be entitled to vote at the annual meeting. On the record date, there were 42,854,979 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on October 4, 2010 your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 4, 2010 your shares were held in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

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How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot during the meeting. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If we receive your signed proxy card before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or via the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of October 4, 2010.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•	For the election of all director nominees specified herein;

•	For, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended June 30, 2010, as set forth in the summary compensation table;

•	For the amendment of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan;

•	For the amendment to the By-Laws providing stockholders with the ability to call special meetings of stockholders; and

•	For the ratification of Ernst & Young LLP as our independent accountants for the fiscal year ending June 30, 2010.

The Company does not expect that any matters other than the election of directors and other proposals described herein will be brought before the annual meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the annual meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the annual meeting.

Who is paying for this proxy solicitation?

We will bear the cost of soliciting proxies. We expect that the solicitation of proxies will be primarily by mail. Proxies may also be solicited by our officers and employees at no additional cost to us in person, by telephone, or by other means of communication. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their proxy.

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What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy if we receive your revocation at any time before the final vote at the annual meeting. You may revoke your proxy by sending a written notice stating that you are revoking your proxy before it is voted at the meeting to the Corporate Secretary at The Hain Celestial Group, Inc., 58 South Service Road, Melville, New York 11747 or by attending the annual meeting and voting in person.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, your ability to revoke your proxy depends on the voting procedures of the broker, bank or other agent. Please follow the directions provided to you by your bank or broker.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes on a proposal are not counted or deemed present or represented and entitled to vote for determining whether stockholders have approved that proposal. Therefore, broker non-votes have no effect and will not be counted towards the vote total for any proposal. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For all other proposals, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

Under the rules that govern brokers who are voting with respect to shares held in “street name,” brokers have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include approval of by-law amendments and ratification of independent public accountants. Non-routine matters include the election of directors, ratification of executive compensation and actions on stock plans.

How many votes are needed to approve each proposal?

Each director must be elected by a plurality of the votes cast, meaning a nominee will be elected if the number of votes cast “For” that director exceeds the number of votes cast “Against” that director. Abstentions and broker non-votes will have no effect.

To be approved, all other proposals must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the annual meeting. On the record date, there were 42,854,979 shares outstanding and entitled to vote. Thus, 21,427,490 shares must be represented by proxy or by stockholders present and entitled to vote at the annual meeting to have a quorum.

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Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or holders of a majority of the votes present at the annual meeting may adjourn the annual meeting to another time or date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission within four business days of the annual meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling (877) 612-4246, by writing to Investor Relations Department, The Hain Celestial Group, Inc., 58 South Service Road, Melville, New York or by sending an email to investorrelations@hain-celestial.com.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 12 members, of which 10 will stand for re-election at the annual meeting. It is proposed that the 10 incumbent directors standing for re-election be elected to hold office until the next annual meeting and until their successors are elected and qualified. Following the Annual Meeting, Beth L. Bronner and Daniel R. Glickman will cease being directors of the Company.

The Board has nominated, and the proxies will vote to elect, unless otherwise directed, the following individuals as members of the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified: Irwin D. Simon, Barry J. Alperin, Richard C. Berke, Jack Futterman, Marina Hahn, Brett Icahn, Roger Meltzer, David Schechter, Lewis D. Schiliro, and Lawrence S. Zilavy. Each nominee has consented to be nominated and to serve, if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

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Information About the Nominees

Name	Position with the Company	Age	Director Since
Irwin D. Simon	Chairman of the Board, President and Chief Executive Officer	52	1993
Barry J. Alperin	Director	70	2004
Richard C. Berke	Director	65	2007
Jack Futterman	Director	77	1996
Marina Hahn	Director	53	2000
Brett Icahn	Director	31	2010
Roger Meltzer	Director	59	2000
David Schechter	Director	35	2010
Lewis D. Schiliro	Director	61	2004
Lawrence S. Zilavy	Director	59	2002

Irwin D. Simon, President, Chief Executive Officer and Chairman of the Board

Irwin D. Simon is the founder of The Hain Celestial Group, Inc. and has been our President and Chief Executive Officer and a director since our inception. Mr. Simon was appointed Chairman of the Board of Directors in April 2000. Previously, Mr. Simon was employed in various marketing capacities at Slim-Fast Foods Company and The Haagen-Dazs Company, a division of Grand Metropolitan, plc. Mr. Simon currently serves as a lead director of Jarden Corporation, an independent non-executive director of Yeo Hiap Seng Limited and as a director of several privately-held companies. During the last five years, Mr. Simon also served as a director of Marathon Acquisition Corp. Mr. Simon also participates in several industry and charitable organizations including The New York State Council on Food Policy. Mr. Simon is the past chapter chairman of YPO—Gotham Chapter, New York City.

Key Attributes, Experience and Skills:

As our founder, and our President and CEO since our inception, Mr. Simon brings to the Board unique perspectives and invaluable, in-depth knowledge of the Company, including its strategic opportunities, personnel, relationships with key customers and suppliers, competitive positioning, history, culture, and all other aspects of its operations. In addition, Mr. Simon possesses a great depth of knowledge and experience regarding the natural and organic products industry not easily found elsewhere. He is considered to be a prominent visionary and leader in the natural and organic products industry.

Barry J. Alperin

Barry J. Alperin has been a director since February 2004 and is the chairperson of our Corporate Governance and Nominating Committee and a member of the Audit Committee. Mr. Alperin, who is retired, served as Vice Chairman of Hasbro, Inc. from 1990 through 1995, as Co-Chief Operating Officer of Hasbro, Inc. from 1989 through 1990 and as Senior Vice President or Executive Vice President of Hasbro, Inc. from 1985 through 1989. He was a director of Hasbro from 1985 through 1996. Prior to joining Hasbro, Mr. Alperin practiced law in New York City for 20 years, dealing with corporate, public and private financial transactions, corporate mergers and acquisitions, compensation issues and securities law matters. Mr. Alperin currently serves as a director of Henry Schein, Inc. and K-Sea Transportation Partners L.P.

Key Attributes, Experience and Skills:

The Company values Mr. Alperin’s financial expertise and his extensive experience in corporate and securities laws and corporate governance matters. Additionally, as the Company continues to grow through strategic acquisitions, the Board of Directors values the experience gained by Mr. Alperin leading Hasbro’s mergers and acquisitions and global expansion efforts. In addition, he has acquired extensive corporate governance experience through his service as a director of several other public companies.

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Richard C. Berke

Richard C. Berke has been a director since April 2007 and is the chairperson of our Compensation Committee. Mr. Berke currently serves as a consultant for Broadridge Financial Solutions, Inc. (“Broadridge”), formerly ADP Brokerage Services Group until its spin-off from Automatic Data Processing, Inc. (“ADP”) in March 2007. Effective January 2010, Mr. Berke retired as Vice President, Human Resources for Broadridge. From January 1989 until its spin-off of Broadridge, Mr. Berke had served as Corporate Vice President of Human Resources with ADP. He held the position of President of ADP’s Benefits Services Division from January 1995 through December 1995.

Key Attributes, Experience and Skills:

With more than 35 years of experience as a human resources professional in positions of increasing responsibility, Mr. Berke has extensive knowledge and experience relating to human resources and executive compensation matters, which he brings to the Compensation Committee and the Board of Directors.

Jack Futterman

Jack Futterman has been a director since December 1996 and is a member of the Compensation Committee and the Audit Committee. Mr. Futterman served as Chairman and Chief Executive Officer of Party City Stores, Inc. from June 1999 through December 1999. Mr. Futterman retired as Chairman and Chief Executive Officer of Pathmark Stores, Inc. in March 1996. He joined Pathmark in 1973 as Vice President of its Drugstore and General Merchandise Divisions and occupied a number of positions before becoming Chairman and Chief Executive Officer. Mr. Futterman is a former Chairman of the National Association of Chain Drugstores.

Key Attributes, Experience and Skills:

As the former CEO of two companies, Mr. Futterman has extensive experience in leadership, executive management and assessing business and non-business risk. Finally, as the independent director on the Board with the longest tenure, Mr. Futterman brings significant Company knowledge to the Board.

Marina Hahn

Marina Hahn has been a director since May 2000. Prior to that, she had served as a director of Celestial Seasonings since 1994. Currently, Ms. Hahn serves as Chief Marketing Officer of Spirits Marque One LLC, makers of SVEDKA vodka and a division of Constellation Brands, where she has worked since 2003. From 1998 to 2001, Ms. Hahn served as Executive Vice President of J. Walter Thompson Company, an advertising agency. Previously, Ms. Hahn was employed in various capacities by the William Morris Agency, Inc., Sony Electronics, Inc., Pepsi-Cola Company and DDB Needham Worldwide, Inc.

Key Attributes, Experience and Skills:

With years of demonstrated industry experience, including thirty years of branding/marketing experience, Ms. Hahn brings to the Board a unique perspective into the Company’s brands, expertise in consumer marketing and valuable insight into marketing issues specific to the consumer packaged goods industry.

Brett Icahn

Brett Icahn has been a director since July 2010. Mr. Icahn has been employed by Carl Icahn and his affiliated investment funds since 2002. Mr. Icahn has served as director of Cadus Corporation since July 2010, as a director of Take-Two Interactive Software since April 2010, as a director of Motricity, Inc. since January 2010, and as a director of American Railcar Industries Inc. since January 2007. Mr. Icahn also had served on the board of HowStuffWorks.com, an internet website acquired by Discovery Communications, Inc. in 2007. Mr. Icahn received a B.A. from Princeton University.

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Mr. Icahn was appointed to the Board pursuant to an agreement dated as of July 7, 2010 between the Company and certain investment funds managed by Carl C. Icahn. Pursuant to this agreement, the size of the existing Board was temporarily increased to twelve directors and Mr. Icahn was appointed to the Board to fill one of the resulting vacancies, effective July 7, 2010. Mr. Icahn serves on our Board of Directors as a designee of Carl Icahn and his affiliated entities.

Key Attributes, Experience and Skills:

As an employee of Carl Icahn and his affiliated investment funds, Mr. Icahn brings significant finance and investment experience to the Board. He has served on a number of public and private boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public and private companies.

Roger Meltzer

Roger Meltzer has been a director since December 2000. Mr. Meltzer has practiced corporate and securities law for more than 30 years, representing clients in a range of finance transactions, including mergers, acquisitions and dispositions, public offerings and public and private placements of debt and equity securities. In February 2007, Mr. Meltzer joined the law firm of DLA Piper LLP (US) as a partner and Global Chair of the Corporate and Finance practice, where he practices corporate law. Prior to February 2007, he was a partner and a member of the executive committee of the law firm of Cahill Gordon & Reindel LLP.

Key Attributes, Experience and Skills:

The Company values the significant legal and financial expertise Mr. Meltzer brings to the Board through his extensive experience in corporate and securities laws. In addition, the Board values Mr. Meltzer’s experience as the Company continues to grow through strategic acquisitions. Finally, as the long-time legal advisor to the Company, Mr. Meltzer brings in-depth knowledge about the Company’s history to the Board.

David Schechter

David Schechter has been a director since July 2010. Mr. Schechter has been employed by Icahn Capital LP, the entity that manages the private investment funds in the Icahn Group and in various roles of increasing responsibility since November 2004. From January 2004 to October 2004, Mr. Schechter served as an investment analyst with Icahn Associates Corp. and High River Limited Partnership, entities that are primarily engaged in the business of holding and investing in securities. Mr. Schechter also serves on the boards of directors of the following companies: WestPoint International, Inc., a manufacturer of bed and bath home fashion products; Federal-Mogul Corporation, a supplier of automotive products and XO Holdings, Inc., a telecommunications company. From August 2007 to August 2008, Mr. Schechter served as a director of WCI Communities, Inc., a homebuilding company, and from February 2008 to July 2008 served as a director of BFK Capital Group, Inc. Prior to January 2004, Mr. Schechter served as vice president of global special situations at Citigroup, a unit responsible for making proprietary investments in distressed situations. Mr. Schechter received a B.S. in Economics, cum laude, from the Wharton School at the University of Pennsylvania.

Mr. Schechter was appointed to the Board pursuant to an agreement dated as of July 7, 2010 between the Company and certain investment funds managed by Carl C. Icahn. Pursuant to this agreement, the size of the existing Board was temporarily increased to twelve directors and Mr. Schechter was appointed to the Board to fill one of the resulting vacancies, effective July 7, 2010. Mr. Schechter serves on our Board of Directors as a designee of Carl Icahn and his affiliated entities.

Key Attributes, Experience and Skills:

Mr. Schechter brings significant finance and investment experience to the Board. He has served on a number of public and private boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public and private companies.

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Lewis D. Schiliro

Lewis D. Schiliro has been a director since February 2004. In January 2009, he was appointed Delaware’s Secretary for Safety and Homeland Security. From 1975 to 2000 Mr. Schiliro was a Special Agent with the Federal Bureau of Investigation (the “FBI”). In April 2000, he retired from the FBI as the Director of the FBI’s New York Field Office. Since his retirement from the FBI, Mr. Schiliro has held positions with MBNA Bank, the Metropolitan Transportation Agency, Freeh Group International and AIG World Investigative Group. Mr. Schiliro is currently a member of the Board of Directors of the Diamond State Port Corporation. In addition, Mr. Schiliro has served as an Adjunct Professor at both Wilmington University and the University of Delaware. He is an attorney admitted to practice in both New York and Washington, D.C. as well as the Federal Courts.

Key Attributes, Experience and Skills:

During his long tenure with the FBI, Mr. Schiliro supervised numerous investigations involving corporate accounting, integrity and reporting issues, which provided him with a broad understanding of accounting, corporate compliance and corporate governance issues. In addition, the Board values his extensive experience in assessing business and non-business risk and crisis management.

Lawrence S. Zilavy

Lawrence S. Zilavy has been a director since November 2002 and is the chairperson of our Audit Committee. In September 2009, Mr. Zilavy was appointed manager of a private family office. From May 2006 until September 2009, Mr. Zilavy served as Senior Vice President of Barnes & Noble College Booksellers, Inc. Mr. Zilavy was Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble, Inc. from May 2003 to November 2004 and was Chief Financial Officer of Barnes & Noble, Inc. from June 2002 through April 2003. Prior to joining Barnes & Noble, Inc., Mr. Zilavy worked as a banker for 25 years. Mr. Zilavy is currently a director of GameStop Corp. and the non-profit Community Resource Exchange. During the last five years, Mr. Zilavy also served as a director of Barnes & Noble, Inc.

Key Attributes, Experience and Skills:

Mr. Zilavy has significant executive-level experience in a large retail company and experience on public company boards, which, together with his 25 years of experience as a banker, has provided him with strong finance expertise, operating and governance skills.

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BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

The Board of Directors

The primary responsibility of the Board of Directors is to foster our long-term success, consistent with its fiduciary duty to our stockholders. In addition, the Board has responsibility for establishing broad corporate policies and overseeing our direction, affairs and management.

Director Independence

A majority of the Board, consisting of Mses. Bronner and Hahn, and Messrs. Alperin, Berke, Futterman, Glickman, Icahn, Schechter, Schiliro, and Zilavy, are “independent directors” as defined in the listing standards of the NASDAQ Global Select Market (“NASDAQ”). Mr. Simon was determined not to be independent because he is our President and Chief Executive Officer. Mr. Meltzer was determined not to be independent because the law firm in which he is a partner acts as our regular outside counsel. In evaluating the independence of Messrs. Icahn and Schechter, the Board discussed their appointment to the Board as designees of Carl Icahn and his affiliated entities in light of the interpretive materials provided by NASDAQ and concluded that they are “independent directors” as defined in the NASDAQ listing standards.

Board Meetings and Attendance

The Board typically holds regular meetings at least once every quarter and holds special meetings when necessary. During the 2010 fiscal year, the Board held twelve meetings. We expect directors to attend Board meetings, the Annual Meeting of Stockholders, and meetings of the Committees on which they serve. All directors standing for reelection attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year. Seven directors standing for reelection attended our 2009 Annual Meeting of Stockholders.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board has no policy with respect to the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer of the Company. The Board believes that stockholders are best served if the Board retains flexibility to decide what leadership structure works best for the Company based on the facts and circumstances existing from time to time. Mr. Simon currently serves as our Chairman of the Board, President and Chief Executive Officer. Mr. Simon has been our President and Chief Executive Officer and a director since our inception and is our founder. Mr. Simon was appointed Chairman of the Board of Directors in April 2000. As a result, Mr. Simon possesses a great depth of knowledge and experience regarding the Company, its business and the natural and organic products industry. During his tenure as Chairman and Chief Executive Officer, Mr. Simon has consistently demonstrated that his service in this combined capacity has fostered timely and clear communication with both the Board and Company management regarding significant issues facing the Company, effective decision-making, clear accountability and efficient execution of business strategies and plans. The Board believes that given the knowledge, experience and performance described above, it is in the best interests of the Company and its stockholders for Mr. Simon to continue to serve in a position that provides unified leadership and focus to both the Board and Company management, as well as a uniform voice to constituencies outside of the Company. Additionally, pursuant to Mr. Simon’s employment agreement, we have agreed that so long as he is a member of our Board he will serve as Chairman of the Board unless he and the Company determine otherwise. If he is not re-appointed as Chairman of the Board, he will be entitled to terminate his employment with the rights and entitlements available to him under his employment agreement as if his employment was terminated by him for good reason.

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The Board currently does not have a lead independent director. Mr. Alperin, as chairperson of the Corporate Governance and Nominating Committee, presides over meetings of non-management directors and of independent directors. The Company does not have a lead independent director because the Board believes that it is currently best served without designating a single lead independent director. Of the ten directors standing for re-election, eight are independent under the NASDAQ listing standards and the Audit, Compensation and the Corporate Governance and Nominating Committees are composed solely of independent directors. In addition, the Board and each of these committees have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board also holds regularly scheduled executive sessions of only non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management.

Board Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management and the Board’s role is to engage in informed oversight of and provide direction with respect to such risk management. In its oversight role regarding risk management, the Board focuses on understanding the nature of our enterprise risks, including risk in our operations, finances and the strategic direction of the Company and reviews and approves the Company’s Annual Operating Plan. The Annual Operating Plan addresses, among other things, the risks and opportunities facing the Company. The Board receives regular updates regarding the Company’s progress against its Annual Operating Plan and reviews quarterly updates regarding the related risks and opportunities. The Board maintains control over significant transactions and decisions that require Board approval for certain corporate actions (including material acquisitions or divestitures).

The Board has delegated certain risk management oversight responsibilities to the Audit Committee and the Compensation Committee.

As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s policies and guidelines regarding risk assessment and risk management as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

The Compensation Committee reviews the risk and reward structure of executive compensation plans, policies and practices. Considered in this review are program attributes deemed to help mitigate risk, including: (i) the use of multiple performance measures, balanced between short- and long-term objectives; (ii) the Compensation Committee’s application of judgment when determining individual payouts; (iii) the presence of individual payout caps under plans and programs; and (iv) the Compensation Committee’s ability to clawback incentive compensation based on erroneous financial statements caused by misconduct.

Executive Sessions

Non-management directors meet in executive session at each regularly scheduled meeting of the Board of Directors without any members of management present. In addition, independent directors meet several times a year. Mr. Alperin, as chairperson of the Corporate Governance and Nominating Committee, presides over meetings of non-management directors and of independent directors.

Director Elections

All directors stand for election annually. Voting is not cumulative.

Committees of the Board

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. All committee members of the Audit Committee, the

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Compensation Committee, and the Corporate Governance and Nominating Committee are independent under the listing standards of NASDAQ. The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, a current copy of which is available on our website at www.hain-celestial.com under Investor Relations. The members of the committees are identified in the table below.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Irwin D. Simon	—	—	—
Barry J. Alperin	✓	—	Chair
Richard C. Berke	—	Chair	—
Beth L. Bronner	✓	—	—
Jack Futterman	✓	✓	—
Daniel R. Glickman	—	✓	—
Marina Hahn	—	—	✓
Brett Icahn	—	—	—
Roger Meltzer	—	—	—
David Schechter	—	✓	—
Lewis D. Schiliro	—	—	✓
Lawrence S. Zilavy	Chair	—	—

The Audit Committee.

The Audit Committee’s principal duties include appointing, retaining and terminating our registered independent accountants, overseeing the work of and evaluating the independence of the registered independent accountants, reviewing with the registered independent accountants their reports as well as oversight responsibilities with respect to our financial statements, disclosure practices, accounting policies, procedures and internal controls.

Our Audit Committee is composed of Ms. Bronner and Messrs. Alperin, Futterman, and Zilavy, with Mr. Zilavy acting as chairperson. The Board has determined that each member of the Audit Committee (1) is “independent” as defined by applicable SEC rules and the listing standards of NASDAQ, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years, and (3) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. In addition, the Board has determined that Ms. Bronner, and each of Messrs. Alperin, Futterman and Zilavy, is an “audit committee financial expert” as defined by applicable SEC rules. Audit Committee members are not permitted to serve on the audit committees of more than two other public companies.

During fiscal year 2010, our Audit Committee held eleven meetings. See “Report of the Audit Committee.”

The Compensation Committee.

The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy. The Compensation Committee is also responsible for, among other things, reviewing and approving annual and long-term goals and financial objectives relevant to executive officer compensation, evaluating the performance of the executive officers in light of these goals and objectives, approving the annual and long-term compensation awards for our executive officers, except to the extent that such awards are equity awards, then such awards are recommended by the Compensation Committee to the independent members of the Board for their approval, and reviewing and assessing the management succession plan for the Chief Executive Officer and other executive officers.

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Our Compensation Committee is composed of Messrs. Berke, Futterman, Glickman and Schechter, with Mr. Berke acting as chairperson. The Board has determined that each member of the Compensation Committee is “independent” as defined by the listing standards of NASDAQ. During fiscal year 2010, the Compensation Committee held nine meetings.

The Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee’s duties include, among other things, identifying individuals qualified to serve on the Board of Directors, recommending to the Board of Directors persons to be nominated for election as directors at the annual meeting of the stockholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors, identifying and recommending members of the Board of Directors to serve on each Board committee and to serve as chairman thereof, reviewing, on an annual basis, the charters of the committees of the Board of Directors and the Company’s corporate governance guidelines and recommending any changes to the Board of Directors, overseeing the evaluation by the Board of Directors of itself and its committees, and identifying and recommending to the Board of Directors individuals to serve as officers of the Company.

Our Corporate Governance and Nominating Committee is composed of Ms. Hahn and Messrs. Alperin and Schiliro, with Mr. Alperin acting as chairperson. The Board has determined that each member of the Corporate Governance and Nominating Committee is “independent” as defined in the listing standards of NASDAQ. During fiscal year 2010, the Corporate Governance and Nominating Committee held four meetings.

The Corporate Governance and Nominating Committee’s charter provides that the Committee shall consider written proposals for director nominees from stockholders in accordance with our Corporate Governance Guidelines and our By-Laws. The Committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to our Corporate Secretary at The Hain Celestial Group, Inc., 58 South Service Road, Melville, NY 11747. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation” and, in order to be considered for the 2011 Annual Meeting of Stockholders, must be received by us no later than [June 28, 2011]. The letter must identify the author as a stockholder, demonstrate evidence of ownership, provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history, current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter. For more information regarding stockholder communications with our Board of Directors, see “Stockholder Proposals and Other Communications.”

When considering potential director nominees, the Corporate Governance and Nominating Committee reviews desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. To be considered by the Corporate Governance and Nominating Committee, a director nominee must have experience as a board member or senior officer of a company in the natural food or other related industries or have a strong financial background and be a leading participant in another field relative to our business or have achieved national prominence in a relevant field as a faculty member, professional or government official. In addition to these minimum requirements, the Corporate Governance and Nominating Committee evaluates director candidates based on a number of qualifications, including displayed ethical standards, integrity, sound business judgment, independence, knowledge, judgment, leadership skills, education, experience, financial literacy, standing in the community and a willingness to devote adequate time to Board duties. Although we do not have a formal policy regarding diversity, the Corporate Governance and Nominating Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Consistent with past practices, the Board is committed to a strong and diverse membership and to a thorough process to identify those individuals who can best contribute to the Company’s continued success.

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The Board of Directors and the Corporate Governance and Nominating Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors, and industry, academic and community leaders. The Board or the Committee may retain a search firm to identify and screen candidates, conduct reference checks, prepare biographies for review by the Committee and the Board and assist in scheduling interviews. The Committee and one or more of our other directors will interview candidates, and the Committee selects nominees that best suit our needs.

Website Access to Corporate Governance Documents

We have adopted a “Code of Ethics” as defined in the regulations of the SEC which applies to all of our directors and employees, including our principal executive officer and principal financial officer. Copies of the charters for the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available free of charge on our website at www.hain-celestial.com or by writing to Investor Relations, The Hain Celestial Group, Inc., 58 South Service Road, Melville, New York 11747. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any of our other filings made with the SEC.

Compensation of Directors

Each year, our Board of Directors and the Compensation Committee of the Board review and determine compensation for our non-employee directors. The Compensation Committee and our Board believe that compensation should fairly compensate non-employee directors for work required in a company of our size and scope. Mr. Simon did not receive any compensation for his Board service.

2010 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension on Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Barry J. Alperin (3)	$58,000	$127,400	—	—	—	—	$185,400
Richard C. Berke (4)	$63,000	$72,800	—	—	—	—	$135,800
Beth L. Bronner	$53,000	$63,700	—	—	—	—	$116,700
Jack Futterman (4)	$53,000	$68,250	—	—	—	—	$121,250
Daniel R. Glickman (3)	$53,000	$81,900	—	—	—	—	$134,900
Marina Hahn	$53,000	$63,700	—	—	—	—	$116,700
Brett Icahn (5)	—	—	—	—	—	—	$0
Roger Meltzer	$53,000	$63,700	—	—	—	—	$116,700
David Schechter (5)	—	—	—	—	—	—	$0
Lewis D. Schiliro (3)	$53,000	$81,900	—	—	—	—	$134,900
Lawrence Zilavy (3)	$63,000	$81,900	—	—	—	—	$144,900

(1)	On November 19, 2009, the Compensation Committee determined that each non-employee director will continue to receive cash compensation of $53,000 per annum. In addition, the chair of the Audit Committee and the Compensation Committee will each receive additional cash compensation of $10,000 per annum and the chair of the Corporate Governance and Nominating Committee will receive additional cash compensation of $5,000 per annum for their increased responsibilities.
(2)

On November 19, 2009, the Compensation Committee recommended, and the Board of Directors approved, a grant of 3,500 shares of restricted common stock to each of the Company’s non-employee directors for

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service as a director. These shares will vest annually over 3 years. The grant date fair value of these awards computed in accordance with FASB ASC 718 was $63,700. Please see Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for more information.

(3)	On November 19, 2009, the Compensation Committee recommended, and the Board of Directors approved, a grant of restricted common stock to certain independent members of the Board of Directors in recognition of their efforts relating to the internal investigation of the Company’s stock option practices. Mr. Alperin received 3,500 shares of restricted common stock and each of Messrs. Glickman, Schiliro and Zilavy received 1,000 shares of restricted common stock. These shares will vest annually over 3 years. The grant date fair value of these awards computed in accordance with FASB ASC 718 was $63,700 for Mr. Alperin’s award and $18,200 for each of Messrs. Glickman, Schiliro and Zilavy’s award. Please see Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for more information.
(4)	On November 19, 2009, the Compensation Committee recommended, and the Board of Directors approved, a grant of restricted common stock to certain members of the Compensation Committee in recognition of their contribution and dedicated service. Mr. Berke received 500 shares of restricted common stock and Mr. Futterman received 250 shares of restricted common stock. These shares will vest annually over 3 years. The grant date fair value of these awards computed in accordance with FASB ASC 718 was $9,100 for Mr. Berke’s award and $4,550 for Mr. Futterman’s award. Please see Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for more information.
(5)	Because Messrs. Icahn and Schechter were appointed to the Board of Directors in July 2010, they did not receive director compensation for fiscal 2010. For fiscal 2011, Messrs. Icahn and Schechter will receive compensation for their service as directors commensurate to similarly situated non-employee directors.

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PROPOSAL NO. 2

ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS

General

We believe that both the Company and stockholders benefit from responsive corporate governance policies. Recognizing the interest our stockholders have expressed in an advisory vote on the compensation of our named executive officers (“NEOs”), the Company has amended its Corporate Governance Guidelines to submit the compensation of our NEOs to our stockholders for a non-binding, advisory vote on an annual basis.

We believe that our compensation policies and procedures align with the long-term interests of our stockholders. The Company’s compensation program is guided by the philosophy that total executive compensation should vary based on achievement of goals and objectives, both individual and corporate, and should be focused on long-term strategies to build stockholder value. The Compensation Committee acts diligently to provide compensation opportunities that are competitive and that emphasize performance with a long-term perspective. We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For the reasons stated above, the Board of Directors recommends that our stockholders vote in favor of the following advisory resolution:

Resolved, that the stockholders ratify the compensation of the Company’s named executive officers set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis).

Because your vote is advisory, it will not be binding on our Company or our Board of Directors. However, the Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, “FOR” THIS PROPOSAL.

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PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT OF OUR AMENDED AND RESTATED

2002 LONG TERM INCENTIVE AND STOCK AWARD PLAN

General

We are asking our stockholders to approve the amendment of our Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”), which contains the following material amendments to the existing 2002 Amended and Restated Long Term Incentive and Stock Award Plan:

•	to increase the maximum number of shares authorized for issuance under the 2002 Plan by 1,700,000 shares, to a total of 10,250,000 shares;

•

to decrease the multiplier that each award granted (other than a stock option or stock appreciation right (“SAR”)) shall be deemed to equal for the purposes of calculating the number of shares authorized for issuance under the plan from 2.4 shares to 2.07 shares; and

•	to prohibit the repricing of SARs without shareholder approval.

The 2002 Plan, as amended, was approved by our stockholders at our Annual Meeting of Stockholders held on November 19, 2009. Currently, there are an aggregate of 8,550,000 shares of common stock authorized for issuance under the existing 2002 Plan, of which, as of June 30, 2010, 2,264,676 shares were available for grant.

The following table provides the number of shares subject to outstanding awards and the number of shares available for future grants under company plans and programs as of June 30, 2010.

Number of Stock Options Outstanding	5,153,233
Weighted Average Exercise Price	$20.42
Weighted Average Remaining Term (in years)	3.6
Number of Stock Awards Outstanding (restricted stock and units):	410,553
Number of Shares Remaining for Future Grant:[1]
2000 Directors Stock Plan	156,000
Amended and Restated 2002 Long Term Incentive and Stock Award Plan (“2002 Plan”)	2,264,676
Common Shares Outstanding (as of October 4, 2010)	42,854,979

1	The number of shares remaining for future grant listed in this table have been adjusted for the 2.4 multiplier applied to all equity awards (other than options and SARs) previously granted and, therefore, is different that the number listed as the number of securities remaining available for future issuance under equity compensation plans as set forth in the Equity Compensation Plan Information section of the Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (the “2010 Annual Report”). The Equity Compensation Plan Information section of the 2010 Annual Report states that there are 3,509,889 shares remaining available for future issuance, which is the amount of shares remaining available before applying the 2.4 multiplier.

There are no other shares remaining available for grant under any other plans or programs of the Company except as identified in the table above. If the proposal to amend the 2002 Plan is approved, the total number of shares available for new awards will be increased by 1,700,000 shares to a total of 3,964,676 shares (subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, spin-off or other similar change or event involving the Company).

The 2002 Plan is designed to attract, retain and motivate qualified employees in order to achieve our long-term growth and profitability objectives, provide competitive levels of remuneration, recognize individual initiatives and achievements, link compensation to corporate performance and align the interests of our employees with the interests of our stockholders. The grants under the 2002 Plan are designed to promote the convergence of long-term interests between our key employees and our stockholders.

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Our Board of Directors believes that increasing the number of shares issuable under the 2002 Plan is necessary to allow us to continue to utilize equity-based compensation awards to retain and attract the services of key individuals essential to our growth and success. Our employees are our most valuable asset and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. Our Board of Directors believes that such equity incentives are necessary for us to remain competitive with regard to retaining and attracting qualified individuals. Additionally, the 2002 Plan enables participants to share in our future success. In furtherance of these objectives, the Board of Directors unanimously adopted the amendment described above on October 14, 2010, subject to approval by the stockholders at the annual meeting.

The Company has registered with the SEC on a Form S-8 Registration Statement the shares of common stock currently issuable under the 2002 Plan. If this proposal is approved by our stockholders, the Board of Directors intends to cause the additional shares of common stock that will become available for issuance under the 2002 Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense prior to the issuance of any such additional shares.

Overview

The 2002 Plan provides for the grant to eligible employees, consultants and directors of stock options, SARs, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards (the “Awards”). Each Award (other than a stock option or SAR) granted shall be deemed to equal 2.07 stock options. Awards may be granted alone or in tandem with any other Award.

Summary of the 2002 Plan

The following is a summary of the material terms of the 2002 Plan, after giving effect to the proposed amendment. This summary does not purport to be a complete description of the 2002 Plan and is qualified in its entirety by reference to the full text of the 2002 Plan after giving effect to the proposed amendment, a copy of which is attached as Annex A to this proxy statement.

Purpose

The 2002 Plan is intended to advance the interests of the Company and our stockholders by providing a means to attract, retain, and motivate employees, consultants and directors, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

Grants of Awards

Grants of Awards will be made by those directors who are non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and outside directors within the meaning of Section 162(m) of the Code, provided that the Compensation Committee or such other committee designated by the Board (the “Committee”) shall have the authority to grant Awards on a quarterly basis to new hires. As used in this description, the term “Granting Authority” means such members of the Board or, with respect to quarterly grants, the Committee. The Granting Authority determines which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Granting Authority has the authority to waive conditions relating to an Award or accelerate vesting of Awards.

The Granting Authority is permitted to delegate to officers or other directors of The Hain Celestial Group, Inc. the authority to perform administrative functions for the 2002 Plan and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Granting Authority may determine to the extent permitted under Rule 16b-3 of the Exchange Act and applicable law.

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If an Award is intended to be qualified as performance-based compensation under Section 162(m) of the Code, the Granting Authority may not increase the amount of compensation payable if it would disqualify the Award under Section 162(m) of the Code.

Subject to the foregoing, the Committee generally has the authority to administer the 2002 Plan.

Shares Subject to the 2002 Plan.

The aggregate number of shares of our common stock that are reserved for issuance in connection with Awards under the 2002 Plan is 10,250,000. Each Share subject to an Award (other than an Option or SAR) counts as 2.07 Shares for the purposes of the limit set forth in the preceding sentence. As of June 30, 2010, options to purchase 2,828,702 shares and unvested restricted shares and restricted stock units in the amount of 350,806 were outstanding under the 2002 Plan. As of June 30, 2010, a total of 2,264,676 shares remain available for future grant under the 2002 Plan. The amendments would increase the authorized number of shares by 1,700,000. As of June 30, 2010, options outstanding under the 2002 Plan have per share exercise prices ranging from $11.76 to $30.35, or a weighted average per share of $17.92.

If an Award is forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the participant, the shares subject to the Award are returned to the available pool of shares reserved for issuance under the 2002 Plan.

Stock Options

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the 2002 Plan, the Granting Authority may grant incentive stock options (“ISOs”) (which entitle employees to more favorable tax treatment) and/or nonqualified stock options.

The Granting Authority is authorized to set the terms relating to a stock option, including exercise price, which shall not be less than the fair market value on the date of grant, and the time and method of exercise. The term of an Option shall not exceed seven years from the date of grant. ISOs may only be granted to employees of The Hain Celestial Group, Inc. or its subsidiaries. Once granted, the exercise price of a stock option may not be repriced without stockholder approval. Further, once granted, a stock option may not be exchanged (except in the case of a corporate transaction or event that is subject to the anti-dilution provisions of the 2002 Plan), as such an exchange would be considered to be a repricing and would therefore require stockholder approval.

Stock Appreciation Rights

A Stock Appreciation Right (a “SAR”) generally entitles the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares over the exercise price of the SAR set by the Granting Authority as of the date of grant, which shall not be less than fair market value. Payment with respect to SARs may be made in cash or shares of common stock as determined by the Committee. Once granted, the exercise price of a SAR may not be repriced without stockholder approval. Further, once granted, a SAR may not be exchanged (except in the case of a corporate transaction or event that is subject to the anti-dilution provisions of the 2002 Plan), as such an exchange would be considered to be a repricing and would therefore require stockholder approval.

Restricted Stock and Restricted Stock Units

Awards of restricted shares are subject to such restrictions on transferability and other restrictions, if any, as the Granting Authority may impose. Such restrictions will lapse under circumstances as the Granting Authority may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of service during the applicable restriction period.

A restricted share unit entitles the holder thereof to receive shares of common stock or cash at the end of a specified deferral period. Restricted share units also are subject to such restrictions as the Granting Authority may impose. Such restrictions will lapse under circumstances as the Granting Authority may determine,

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including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of employment during any applicable deferral or restriction period.

Performance Shares and Performance Units

Performance shares and performance units provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Granting Authority over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of service during any applicable performance period. Prior to payment of performance shares or performance units, the Granting Authority will certify that the performance objectives were satisfied. Performance objectives may vary from person to person and will be based upon one or more performance criteria as the Granting Authority may deem appropriate from a list of performance measures that are set forth in the 2002 Plan. The Granting Authority may revise performance objectives if significant events occur during the performance period which the Granting Authority expects to have a substantial effect on such objectives.

Dividend Equivalents

Dividend equivalents granted under the 2002 Plan entitle the holder thereof to receive cash, shares of common stock or other property equal in value to dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. The Granting Authority is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of common stock, as deemed by the Granting Authority to be consistent with the purposes of the 2002 Plan.

Repayment

If the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of a participant, such participant shall return to the Company, or forfeit if not paid, any Award arising out of the misconduct.

Nontransferability

Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative. A nonqualified stock option may be transferred by gift to a family member of the participant or a trust or other entity for their benefit.

Capital Structure Changes

If the Granting Authority determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the 2002 Plan, then the Granting Authority shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the 2002 Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination

The 2002 Plan may be amended, suspended or terminated by our Board of Directors at any time, in whole or in part. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or

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Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as may be required to comply with Section 409A of the Code, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the participant or the permitted transferee of the Award.

Effective Date and Term

The 2002 Plan is effective as of December 1, 2005. Unless earlier terminated, the 2002 Plan will terminate as to future awards on December 1, 2015.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the grant, vesting and exercise of Awards granted under the 2002 Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Stock Options

In general, the grant of a stock option will not be a taxable event to the recipient and it will not result in a deduction to us. The tax consequences associated with the exercise of a stock option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the stock option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. We will generally be entitled to a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to us, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the 2002 Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option.

If shares of common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and we will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain to the participant will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

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If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Stock

A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they “vest” (i.e., either when they are not subject to a substantial risk of forfeiture or when they are freely transferable). The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest, less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by us. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by us). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and we will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to us. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the 2002 Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the 2002 Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to us.

Payment of Withholding Taxes

We may withhold, or require a participant to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the 2002 Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, certain compensation otherwise deductible in connection with Awards granted under the 2002 Plan) by a public company to a “covered employee” (i.e., the chief executive officer and any of the three other most highly compensated executive officers except for the chief financial officer) to no more than $1 million. Amounts payable upon exercise of stock options and SARs, which were granted at an exercise price of not less than fair market value at their date of grant, as well as amounts payable solely upon satisfaction of performance objectives specified in the Plan and selected by the Granting Authority, are generally exempt from the $1 million deduction limitation of Section 162(m).

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New Plan Benefits

The amount of benefits payable in the future under the 2002 Plan is not currently determinable.

Recommendation of the Board of Directors

The Board of Directors believes that approval of the amendment of the 2002 Plan is in our best interest, as well as the best interest of our stockholders and employees, because the granting of stock options and other Awards promotes the convergence of long-term interests between our key employees and our stockholders, as the value of options and other Awards granted will increase or decrease with the value of our common stock. In addition, the ability to grant stock options and other Awards will assist us in continuing to attract and retain the services of outstanding management and will enable us to use this type of long-term incentive compensation at levels commensurate with our peers while conserving our cash resources. The Board of Directors unanimously approved the amendment of the 2002 Plan. In the event the stockholders fail to approve the amendment to the 2002 Plan, the 2002 Plan will continue in operation pursuant to its terms with no change to the number of shares authorized for issuance under the plan or any of the other amendments set forth above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR AMENDED AND RESTATED 2002 LONG TERM INCENTIVE AND STOCK AWARD PLAN.

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PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S BY-LAWS REGARDING SPECIAL STOCKHOLDER MEETINGS

The Board of Directors recommends approval of an amendment to Article II, Section 3 of the Company’s By-Laws that would allow holders of at least 25% of the Company’s outstanding capital stock to call a special meeting of stockholders. Currently, only the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board (if one shall have been elected) or the President may call a special meeting of the Company’s stockholders.

The Board believes that establishing an ownership threshold of 25% in order to request a special meeting strikes a reasonable balance between enhancing shareholder rights and protecting against the risk of a small minority of stockholders calling an unlimited number of special meetings that would be disruptive to our business and impose unnecessary costs and expense on the Company.

The proposed amended text of Article II, Section 3 of the Company’s By-Laws, including the requirements and procedures for calling a special meeting of stockholders, is attached to this proxy statement as Annex B.

In addition, the Company’s By-laws were also amended (i) to clarify that executive officer compensation shall be approved by either the Compensation Committee or the Board and (ii) to revise Article V Section 6 to provide that the record date may be fixed, not more than sixty nor less than ten days before a meeting of the stockholders. The By-laws had previously provided that the record date could not be more than fifty days before a meeting of stockholders.

Vote Required and Board of Directors’ Recommendation

Approval of this Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are voting on this Proposal 4 in person or by proxy and entitled to vote at the stockholder meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S BY-LAWS REGARDING SPECIAL STOCKHOLDER MEETINGS.

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PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF REGISTERED

INDEPENDENT ACCOUNTANTS

It is the practice of the Board of Directors to designate an accounting firm to serve as our registered independent accountants. The Audit Committee has recommended that Ernst & Young LLP be selected to audit our financial statements for the fiscal year ending June 30, 2011 and the Board of Directors has approved the selection of Ernst & Young LLP. Ernst & Young LLP has audited our financial statements since 1994.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our registered independent accountants during the year, considers the effect that performing those services might have on audit independence and approves management’s engagement of our registered independent accountants to perform those services.

If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different registered independent accountant at any time during the year if it is determined that such a change would be in the best interest of the Company and its stockholders.

Ernst & Young LLP expects to have a representative at our annual meeting who will have the opportunity to make a statement and will be available to respond to questions, as appropriate.

Vote Required and Board of Directors’ Recommendation

Approval of this Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are voting on this Proposal 5 in person or by proxy and entitled to vote at the stockholder meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR REGISTERED INDEPENDENT ACCOUNTANTS FOR OUR FISCAL YEAR ENDING JUNE 30, 2011.

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Fees Billed to the Company by Ernst & Young LLP

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm, Ernst & Young LLP, during the fiscal years ended June 30, 2010 and June 30, 2009.

Audit and Non-Audit Fees

	2010	2009
Audit Fees (1)	$1,652,619	$1,984,620
Audit Related Fees (2)	$436,556	$458,275
Tax Fees (3)	$288,991	$334,554
All Other Fees (4)	$38,943	$5,263

(1)	Reflects the aggregate fees billed for each of the 2010 and 2009 fiscal years for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
(2)	Reflects the aggregate fees billed by Ernst & Young LLP in each of the 2010 and 2009 fiscal years for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the immediately preceding paragraph. The services comprising the fees disclosed under this category were related to due diligence in connection with acquisitions and accounting consultations.
(3)	Reflects the aggregate fees billed in each of the 2010 and 2009 fiscal years for professional services rendered by Ernst & Young LLP for tax advice and tax planning.
(4)	Reflects the aggregate fees billed by Ernst & Young LLP for the 2010 and 2009 fiscal years for an online subscription for accounting research and certain advisory services relating to compliance with foreign labor regulations. For the 2010 fiscal year, also reflects fees billed by Ernst & Young LLP relating to the submission of an insurance claim.

The Audit Committee has considered whether the provision of the services described above in this section is compatible with maintaining Ernst & Young’s independence and has determined that it is.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our registered independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the registered independent accountants, the Audit Committee considers whether such services are consistent with the registered independent accountants’ independence, whether the registered independent accountants are likely to provide the most effective and efficient service based on their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality. The Audit Committee has delegated pre-approval authority to its chairman, who must report any decisions to the Audit Committee at its next scheduled meeting.

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REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors’ oversight of the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s registered independent accountants and the performance of the Company’s internal controls and procedures. In addition, the Audit Committee reviews all material related party transactions, if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

In addition to fulfilling its responsibilities as set forth in its charter and further described above in “Board of Directors and Corporate Governance – Committees of the Board – The Audit Committee,” the Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2010. Discussions about the Company’s audited financial statements included its registered independent accountants’ judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its financial statements, as well as other matters, as required by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T (“SAS 61, as amended”) and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.	The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended June 30, 2010 with the Company’s management.

2.	The Audit Committee has discussed with the registered independent accountants the matters required to be discussed by SAS 61, as amended.

3.	The Audit Committee has received from the registered independent accountants the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the registered independent accountants their independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for filing with the SEC.

Lawrence S. Zilavy, Chairperson

Barry J. Alperin

Beth L. Bronner

Jack Futterman

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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MANAGEMENT

Executive Officers

The following information describes the background and business experience of our executive officers other than Mr. Simon.

Ira J. Lamel, Executive Vice President and Chief Financial Officer, Age 63

Mr. Lamel was appointed Executive Vice President, Chief Financial Officer and Treasurer on October 1, 2001, and served as Corporate Secretary from January 2003 until April 2009 and served as Treasurer until July 2009. Prior to his appointment, Mr. Lamel, a certified public accountant, was a partner at Ernst & Young LLP where he served in various capacities from June 1973 to September 2001. Ernst & Young LLP serves as our registered independent accountants. Mr. Lamel serves as a director of GSI Group Inc. During the last five years, Mr. Lamel also served on the Board of Directors of Harvey Electronics, Inc. and Excel Technology, Inc.

John Carroll, Executive Vice President and Chief Executive Officer – Hain Celestial United States, Age 50

Mr. Carroll was appointed Chief Executive Officer – Hain Celestial United States in May, 2008. He assumed the positions of Executive Vice President – Melville Business on February 10, 2004, President of Grocery and Frozen on July 1, 2004, President of Grocery and Snacks on September 12, 2005 and President of Personal Care on August 22, 2006. Prior to his employment with the Company, from April 2003 through July 2003, Mr. Carroll served as a consultant to the Company, providing due diligence services with respect to potential acquisitions. Prior to his consulting, Mr. Carroll was Managing Director, Heinz Frozen Foods at the H. J. Heinz Company, where he served in positions of increasing responsibility from 1995 until 2003.

Mary Celeste Anthes, Senior Vice President – Corporate Relations, Age 51

Ms. Anthes was appointed Senior Vice President – Corporate Relations effective July 1, 2009 managing Investor Relations and Human Resources and had served as Vice President – Corporate Relations effective December 2008. She commenced her employment with the Company in September 2004 as Vice President – Investor Relations. In July 2005, Ms. Anthes was appointed Acting Vice President – Human Resources through December 2006 in addition to her responsibilities in Investor Relations. Prior to her employment with the Company, she served as the Administrative Partner managing human resources, office administration and regulatory compliance for Crystal Asset Management Group, Ltd. and its successor, Maxima Group, LLC, firms which she co-founded. Previously Ms. Anthes was employed in various capacities of increasing responsibility at Drexel Burnham Lambert Incorporated from 1980 to 1990.

Michael J. Speiller, Senior Vice President and Chief Accounting Officer, Age 56

Mr. Speiller was appointed Senior Vice President and Chief Accounting Officer on July 1, 2010. Previously, he served as Vice President and Chief Accounting Officer of the Company from April 1, 2008 to June 30, 2010. He commenced his employment with the Company in October 2006 as Vice President – Finance. Prior to his employment with the Company, Mr. Speiller served as Vice President and Controller of Systemax Inc. since 1998. Mr. Speiller is a certified public accountant.

Denise M. Faltischek, General Counsel, Age 37

Ms. Faltischek was appointed General Counsel of The Hain Celestial Group, Inc. in October 2009. Prior to her appointment, she served as Senior Associate General Counsel from April 2009 until October 2009 and Associate General Counsel from July 2005 until April 2009. Prior to her employment with the Company, she was an associate with the law firm of Ruskin Moscou Faltischek, P.C. where she practiced corporate and securities law.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee is responsible for approving the compensation program design for all components of executive officer total compensation. The Compensation Committee regularly reviews our compensation practices, including the methodologies for setting executive officer total compensation, and exercises its independent judgment when establishing compensation policies and rewarding individual performance.

Compensation Philosophy

We provide a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentives, long-term incentives and other compensation, including severance and change in control agreements.

We believe that a significant portion of our compensation should be dependent on the continued growth and success of our Company so that our executive officers have even stronger motivation to work towards the long-term interests of our stockholders. As a result, we continuously work to design executive compensation plans that are contingent on the attainment of Company and individual goals.

Objectives of Our Compensation Program

The primary objectives of our executive compensation program are to:

•	Attract, retain and incentivize qualified executives who will provide strong, competitive leadership in the natural and organic products industry;

•	Structure executive compensation in a manner that promotes our strategic, financial and operating performance objectives; and

•	Align the interests of our executives with the interests of our stockholders.

Our compensation elements are designed to achieve the objectives set forth above as follows:

•	Base salary and benefits are designed to attract and retain executives by providing regular and continued payments that are appropriate to their position, experience and responsibilities;

•

Annual performance-based cash awards are designed to focus our executives on pre-set objectives each year and drive specific performance needed to foster short-term and long-term growth and profitability;

•

Long-term incentives are designed to align our executives’ interests with those of our stockholders and to motivate executives to generate successful results for our stockholders over the long term; and

•

Severance and change-in-control plans are designed to mitigate the distraction of our key executives when faced with a potential change in control or other possible termination situations and to facilitate our ability to attract and retain executives as we compete for talented individuals in a marketplace where such protections are commonly offered.

We believe that the most significant portion of executive compensation should be “at risk” and therefore, the majority of the compensation of our executives is annual and long-term incentive compensation which is dependent on achieving performance goals and equity compensation which will appreciate in value only to the extent that shares held by our stockholders also increase in value. For each executive officer, the Compensation Committee determines each component of compensation based on their collective assessment of the officer’s performance. At the Compensation Committee’s request, our CEO discusses the performance of the other executive officers, but the other executive officers do not have any input into executive compensation decisions. The Compensation Committee gives considerable weight to the CEO’s evaluation of the other executive officers because of his direct knowledge of each officer’s performance and contributions.

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Compensation Consultant and Benchmarking

During fiscal year 2008, our Compensation Committee first engaged Towers Perrin to be its external advisor, reporting only to the Compensation Committee, to review the competitiveness of our overall compensation program and to provide guidance with respect to any modifications to the programs. During their engagement, Towers Perrin did not advise us on any matters other than executive and director compensation. In order to examine the competitiveness of our overall compensation program, Towers Perrin compared the total direct compensation, which consists of base salary, incentive cash compensation and equity compensation, but does not include benefits and perquisites, of our executive officers during fiscal year 2007 to published survey data of comparable companies in the Food and Beverage Industry and in General Industry taken from the Towers Perrin CDB Executive Compensation Survey (2007). The process for choosing the companies used in the Towers Perrin analysis report was based on the following screening criteria as instructed by the Compensation Committee: revenues, total assets, market capitalization, comparability to our business and whether they are in the branded food and beverage business. The resulting companies were as follows:

• B&G Foods, Inc.	• McCormick & Co. Inc.
• Corn Products International Inc.	• Ralcorp Holdings Inc.
• Flowers Foods Inc.	• Reddy Ice Holdings Inc.
• Green Mountain Coffee Roasters, Inc.	• Seneca Foods Corp.
• Hansen Natural Corp.	• The J.M. Smucker Co.
• Imperial Sugar Co.	• Tootsie Roll Industries Inc.
• J&J Snack Foods Corp.	• Treehouse Foods, Inc.
• Lance Inc.	• United Natural Foods Inc.

In addition to the above companies in the food and beverage industry, the Committee also instructed Towers Perrin to provide similar comparative information regarding companies in General Industry in the $1 billion to $5 billion revenue range.

The Compensation Committee reviewed the Towers Perrin report for the purpose of confirming that our compensation practices are generally in line with companies who compete with us for executive talent in both the Food and Beverage Industry and General Industry. The Committee did not set our executive compensation levels with reference to any particular percentile of our peer group compensation or the companies in the $1 billion to $5 billion revenue range in the General Industry category, or with an eye towards “matching” any particular element or mix of elements. However, when both sets of data were compared, the Committee believed that the Company’s levels of executive pay were competitive.

In September 2010, the Compensation Committee engaged Aon Hewitt (formerly Hewitt Associates, Inc.) as its independent compensation consultant to advise it on executive and director compensation. Aon Hewitt does not advise us on any matters other than executive and director compensation.

Total Annual Compensation

Base Salary

The base salary component of our compensation program is intended to attract and retain top executive talent by fairly compensating our executive officers according to their job responsibilities and professional experience. The salary ranges for each of our executive positions are based on appropriate external comparisons discussed above and internal responsibilities.

Our CEO founded our Company in 1993. He was then, and continues to this day, to be a prominent visionary and leader in the natural and organic products industry. He brings a creative vision to his position, as well as relationships with customers and suppliers, not easily found elsewhere in the natural and organic products industry. We believe that our CEO’s salary is appropriate given his leadership position and in view of his years of dedication to the Company during which he has made, and continues to make, significant contributions to the Company’s growth and success.

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Base salaries for our executive officers are reviewed annually and are subject to annual adjustments at the discretion of the Compensation Committee. In reviewing base salaries, the Compensation Committee considers, among other matters, each executive officer’s:

•	past performance,

•	scope and nature of responsibilities,

•	experience,

•	expected future contributions,

•	base salary in comparison to our other employees (including the relationship of the salaries of our CEO and the other executive officers), and

•	achievement of corporate and individual performance goals.

For fiscal year 2010, the Compensation Committee approved the following salaries for the named executive officers: $1,400,000 for Mr. Simon; $540,000 for Mr. Lamel; $525,000 for Mr. Carroll; $250,000 for Ms. Anthes and $300,000 for Mr. Speiller.

Annual Cash Incentives

Our annual cash incentive compensation program is designed to motivate our executive officers to achieve annual financial and operational performance based upon our financial and non-financial objectives.

Funding

For fiscal year 2010, the Compensation Committee established the performance goal of EBITDA of $104 million, which must be met for a executive officer’s annual incentive award opportunity to be funded at 200% of his or her target award. Under the terms of the plan approved by the Compensation Committee, EBITDA results exclude the impact of non-cash compensation, currency fluctuations, impairment of long-lived assets, restructuring charges and other non-cash and non-recurring items which may have been incurred during the fiscal year.

As our actual fiscal year 2010 EBITDA exceeded the goal, payment of up to 200% of the target awards was authorized for our executive officers, subject to the individual payout determinations discussed below.

Individual Payouts

Once the performance goal has been achieved, the Compensation Committee determines individual annual cash incentive payments. For fiscal year 2010, the annual cash incentive targets for Messrs. Simon, Lamel and Carroll were set at 100% of annual base salary for target performance and 50% of annual base salary for threshold performance, subject, in each case, to the Compensation Committee’s discretion as described below. Messrs. Lamel and Carroll were eligible for annual cash incentive payments of up to 100% of their respective annual base salary and Mr. Simon was eligible for up to a maximum of 200% of his annual base salary for performance that exceeded target.

The annual cash incentive targets for Ms. Anthes and Mr. Speiller were set at 50% of annual base salary for target performance and 25% of annual base salary for threshold performance, subject, in each case, to the Compensation Committee’s discretion as described below. Each of Ms. Anthes and Mr. Speiller were eligible for annual cash incentive payments of up to 50% of their respective annual base salary.

For fiscal year 2010, the Compensation Committee adopted ten performance measures for Mr. Simon, eleven performance measures for Mr. Lamel, thirteen performance measures for Mr. Carroll, twelve performance measures for Ms. Anthes, and eight performance measures for Mr. Speiller. These performance measures were

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grouped into two categories, Financial and Non-Financial Goals. These performance measures guide the Compensation Committee in assessing each executive’s performance and determining individual annual cash incentive payments. The weightings assigned by the Compensation Committee to the categories of performance measures were 50% for financial performance and 50% for non-financial performance.

These weightings represented the Compensation Committee’s general view of the relative importance of the performance measures with respect to each executive officer at the time the performance measures were adopted. No one performance measure was considered to be material in determining annual cash incentive payments. The performance measures are set annually by the Compensation Committee and are intended to be difficult but realistic, given our expectations about our performance for the year.

While the performance measures form a framework for awarding individual annual cash incentive payments, the Compensation Committee retains complete discretion over the final amount of the annual cash incentive payment, and has authority to award no payments even if the targets for all performance measures are met, to award some payment for performance below the threshold performance level, and to award additional amounts for above target performance. However, the Compensation Committee does not have authority to grant awards in excess of the maximum annual cash incentive payment described above for which each executive is eligible. In making its payment determination, the Compensation Committee may consider a variety of factors, including achievement of the individual performance measures set by the Compensation Committee, each executive officer’s individual contributions to the achievement of the performance measures and to the overall performance of the Company, and the performance of each executive officer relative to the other executive officers. In making its assessment, the Compensation Committee may exercise its discretion with respect to the factors listed above as well as their relative importance to arrive at an initial award determination for each executive based on the totality of the information considered, including Mr. Simon’s evaluation of each other executive officer. The Compensation Committee may also consider external factors, such as the overall economic environment.

Financial Measures

The following are the financial measures and actual results that the Compensation Committee considered for Mr. Simon for fiscal year 2010:

Financial Measure	50% of Target Award	Target	200% of Target Award	Actual
Revenue (FY10 vs. FY09)	+4.2%	+6.2%	+8.3%	+3.4%
Diluted Earnings Per Share – adjusted (1) (FY09 vs. FY08)	+20.2%	+24.2%	+29.3%	+8.1%
EBITDA – adjusted (1) (FY10 vs. FY09)	+17.6%	+25.5%	+34.5%	+19.7%
Debt Reduction	13.8%	16.1%	18.4%	28.8%
Deliver a Plan for the next fiscal year (FY11) with revenue and earnings per share improvements as indicated vs. FY10 results	Revenue: +5.0% EPS: +5.0%	Revenue: +7.5% EPS: +7.5%	Revenue: +10.0% EPS: +10.0%	Revenue: +14.5% EPS: +28.4%

(1)	The “adjusted” financial measures referred to in the “Financial Measures” section are not defined under U.S. generally accepted accounting principles (“GAAP”) and are not deemed alternatives to measure performance under GAAP. As explained in this section, the annual incentive plan is based in part on certain financial goals, which may be adjusted from the GAAP results by the Compensation Committee at its discretion. We have presented certain information regarding these adjusted results solely to indicate the inputs to the annual incentive plan, as considered by the Compensation Committee. The adjusted results for Diluted Earnings Per Share are those which were presented by the Company in its earnings press release for the fourth quarter of fiscal year 2010. The adjusted results for EBITDA reflect the exclusions provided on page 31 of the Compensation Discussion and Analysis.

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Ms. Anthes’ financial measures were identical to those approved by the Compensation Committee for Mr. Simon. Messrs. Lamel’s and Speiller’s financial measures were also identical to those approved by the Compensation Committee for Mr. Simon, except Messrs. Lamel and Speiller did not have a revenue financial measure and had a cash flow improvement measure and Mr. Speiller did not have a FY11 Plan measure. The financial measures for Mr. Carroll were proposed by Mr. Simon and approved by the Compensation Committee. Mr. Carroll’s financial measures related to revenue, operating income, gross margin, cash flow improvement and the FY11 plan with respect to the reporting units he manages.

The revenue measure was designed to reflect our objective of developing new products and markets, growing top-line revenue and expanding our market share in existing markets. The EPS measure was designed to serve as an indicator of the Company’s profitability. The debt reduction measure was designed to reward success for enhancing our debt to equity ratio and reducing interest expense. The FY11 Plan measures were designed to provide an incentive for year over year performance growth. To ensure that we efficiently develop and expand our markets, the EBITDA measure was intended to motivate Messrs. Simon, Lamel and Speiller and Ms. Anthes to manage our costs and take into account the appropriate level of expenses expected with our growth. Since Mr. Carroll was only responsible for certain reporting units, he was subject to the operating income measure rather than the EBITDA measure.

Non-Financial Measures

As with the financial measures, the Compensation Committee adopted separate non-financial performance measures for each named executive officer. The non-financial performance measures provide recognition for contributions made to the overall performance of the Company and were intended to capture how the executive officer performed in areas that were not quantified in the financial measures metrics.

The five non-financial measures for Mr. Simon related to expanding the Company’s product lines into new categories or channels of trade, strengthening the Company’s management team, entering into acquisitions, divestitures or strategic alliances, working to continuously improve the Company’s corporate governance practices, and enhancing the public awareness of the Company.

The six non-financial measures for Mr. Lamel related to managing the negotiations of a new credit facility, achieving a decrease in the corporate tax rate, improving cash conversion by reducing the number of days in inventory, initiating a plan to upgrade the Company’s systems, develop and initiate a cost savings plan, and managing the Company’s real estate requirements.

The eight non-financial measures for Mr. Carroll related to increasing consumer consumption of the Company’s Grocery & Snacks and Personal Care reporting units, integrating the operations of any newly acquired company, driving innovation and category expansion of products, delivering synergy savings, achieving certain supply chain productivity, consolidating certain functions within the Company’s existing operations and improving the management team of the reporting units he managed.

The seven non-financial measures for Ms. Anthes were divided between her human resources and investor relations functions and related to the implementation of a time and labor management system, updating salary banding, managing healthcare costs, the Company’s 401(k) Plan, investor conferences, upgrading the quality of investor information provided to the Company’s stockholders on the Company’s website and providing director education.

The four non-financial measures for Mr. Speiller included reducing the corporate tax rate and auditor fees, developing and implementing standard reporting for the Company’s divisions and Sarbanes-Oxley compliance.

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Fiscal 2010 Cash Incentive Determinations

In making its initial determination of the annual cash incentive payment for each named executive officer, the Compensation Committee first considered a variety of factors in evaluating each named executive officer’s performance, including:

•	achievement of the performance measures set by the Committee (as described in the following paragraphs),

•	each named executive officer’s individual contributions to the achievement of the performance measures and to the overall performance of the Company, and

•	the performance of each named executive officer relative to the other named executive officers.

In making its assessment, the Committee exercised its discretion with respect to the factors listed above as well as their relative importance to arrive at an award determination for each executive based on the totality of the information considered, including Mr. Simon’s evaluation of each other named executive officer. Although the weightings ascribed to the performance measures were used as a guide in the decision making process, the ultimate incentive payment awards did not strictly follow the weightings that had been previously established; rather, they were considered in combination with the Compensation Committee exercising its discretion based on the totality of the information considered.

Mr. Simon

In assessing whether Mr. Simon achieved his financial measures, the Compensation Committee noted that the Company did not achieve the performance indicated for Mr. Simon to receive at least 50% of target award for both revenue or earnings per share. In evaluating Mr. Simon’s performance against the remaining financial measures, the Compensation Committee noted that the Company exceeded the performance indicated for Mr. Simon to receive at least 50% of target award for EBITDA and that the Company significantly overachieved the performance indicated for Mr. Simon to receive at least 200% of target award for reducing debt and delivering an aggressive plan for fiscal year 2011. The Compensation Committee also reviewed the non-financial performance measures for Mr. Simon and noted that the Company had significantly overachieved its targets in this category by successfully completing several acquisitions, which expanded the Company’s offerings into a new strategic category or expanded the Company’s distribution into new channels of trade. The Compensation Committee also took into account that Mr. Simon had worked with the Compensation Committee to evaluate the strength of the management team, taken steps to add additional strength to the executive team and made organizational changes that enhanced the development of the existing team. Finally, the Compensation Committee noted that Mr. Simon worked to continuously improve the Company’s corporate governance practices and enhance the public awareness of the Company.

Mr. Lamel

In assessing whether Mr. Lamel achieved his financial measures, the Compensation Committee noted that the Company did not achieve the performance indicated for Mr. Lamel to receive 50% of target for earnings per share. However, the Compensation Committee did note that the Company exceeded the performance indicated for Mr. Lamel to receive at least 50% of target award for EBITDA and that the Company significantly overachieved the performance indicated for Mr. Lamel to receive at least 100% of target award for reducing debt, improving operating free cash flow and delivering a balanced plan for fiscal year 2011. In assessing whether Mr. Lamel had been able to achieve each of the non-financial performance measures attributed to him, the Committee noted that Mr. Lamel had achieved at least target performance for all such measures, except for reducing the number of inventory days and initiating a plan to upgrade the Company’s systems. In particular they noted that Mr. Lamel led the Company’s efforts in its renewal of its unsecured credit facility and significantly reduced the corporate tax rate.

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Mr. Carroll

The Compensation Committee reviewed whether Mr. Carroll had been able to achieve each of the financial measures attributed to him and observed that, except for revenues, Mr. Carroll’s reporting units exceeded the performance indicated for Mr. Carroll to receive at least 50% of target award for operating income and gross margin with respect to the reporting units he manages. In addition, the Company significantly overachieved the performance indicated for Mr. Carroll to receive at least 100% of target award for improving cash flow and delivering a balanced plan for fiscal year 2011 with respect to the reporting units he manages. With respect to the non-financial measures, the Compensation Committee recognized that Mr. Carroll had successfully increased Grocery & Snacks and Personal Care consumption and achieved synergy savings and supply chain productivity. The Compensation Committee also observed that Mr. Carroll had upgraded management positions for the units he manages.

Ms. Anthes

In assessing whether Ms. Anthes achieved her financial measures, the Compensation Committee noted that the Company did not achieve the performance indicated for Ms. Anthes to receive at least 50% of target award for both revenue or earnings per share. In evaluating Ms. Anthes’ performance against the remaining financial measures, the Compensation Committee noted that the Company exceeded the performance indicated for Ms. Anthes to receive at least 50% of target award for EBITDA and that the Company significantly overachieved the performance indicated for Ms. Anthes to receive at least 100% of target award for reducing debt and delivering a balanced plan for fiscal year 2011. In assessing whether Ms. Anthes had been able to satisfy each of the non-financial performance measures attributed to her, the Committee noted that Ms. Anthes had achieved at least target performance for all such measures, except for updating the Company’s salary banding and upgrading the quality of investor information provided to the Company’s stockholders on the Company’s website. In particular they noted that Ms. Anthes successfully implemented the time and labor management system at more than one location, achieved an increase in healthcare cost that was less than the national average and successfully transitioned the Company’s 401(k) plan to a new administrator.

Mr. Speiller

In assessing whether Mr. Speiller achieved his financial measures, the Compensation Committee noted that the Company did not achieve the performance indicated for Mr. Speiller to receive 50% of target for earnings per share. However, the Compensation Committee did note that the Company exceeded the performance indicated for Mr. Speiller to receive at least 50% of target award for EBITDA and that the Company significantly overachieved the performance indicated for Mr. Speiller to receive at least 100% of target award for reducing debt and improving operating free cash flow. The Compensation Committee reviewed Mr. Speiller’s performance against his previously determined non-financial performance measures and noted that Mr. Speiller achieved at least target performance for all such measures, except for developing and implementing standard reporting for the Company’s divisions, which had been implemented but not completed. In particular they noted that Mr. Speiller had significantly reduced the corporate tax rate and assisted in reducing auditor fees.

The following table shows the target awards and the awards as determined by the Compensation Committee and the percentage of the target payment represented by the award for each participating named executive officer:

Name	Target Award	Annual Cash Incentive Award	Award as a Percentage of Target
Irwin D. Simon	$1,400,000	$2,200,000	157%

Ira J. Lamel	$540,000	$540,000	100%

John Carroll	$525,000	$525,000	100%

Mary Celeste Anthes	$125,000	$115,400	92%

Michael J. Speiller	$150,000	$1,500,000	100%

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Long-Term Incentive Program

Historically, our principal method for long-term incentive compensation was equity grants under our 2002 Plan. We believe that equity grants serve our compensation objectives by linking the compensation of our key employees to our long-term growth and prosperity, since the value of equity awards will increase or decrease with the value of our common stock. Beginning in fiscal year 2010, the Company adopted a two year performance-based long-term incentive program under the Equity Incentive Plan (the “2010-2011 LTIP”) that is a combination of time-based equity grants and performance awards that could be earned over two years in cash, stock, restricted stock, restricted stock units or other forms of stock-based awards, or any combination thereof at the discretion of the Compensation Committee.

Funding

For the 2010-2011 LTIP, the Compensation Committee established the performance goal of operating income of the Company achieving a two-year average of $102.6 million over the performance period of July 1, 2009 through June 30, 2011, which must be met for a executive officer’s long-term incentive award opportunity to be funded at the maximum award for such executive officer. The two-year operating income goal was designed to challenge management to improve operating results year over year, but were set at levels which would be reasonably likely to be met, based on expected performance. The maximum award that can be earned by Mr. Simon is three times his base salary, and each other executive officer may earn up to two times his or her base salary. The maximum awards may be reduced, but not increased, by the Compensation Committee based on such factors as they may determine in their discretion, as described below. Such awards may be paid in cash and/or full value shares at the discretion of the Compensation Committee.

At the end of the performance period, the Compensation Committee will evaluate whether the Company achieved the operating income goal, which may be adjusted for the impact of non-cash compensation, currency fluctuations, impairment of long-lived assets, restructuring charges and other non-recurring items which may have been incurred during the performance period. As we have not completed the performance period, individual payments with respect to performance-based incentive awards have not yet been determined or authorized for our executive officers under this plan.

Individual Payout

At the end of the performance period, in the event the performance goal is achieved, the Compensation Committee will determine individual long-term incentive awards. For the 2010-2011 LTIP, the long-term incentive target for Mr. Simon was set at 225% of annual base salary for target performance; for Mr. Lamel, such target was set at 110% of annual base salary for target performance; for Mr. Carroll, such target was set at 125% of annual base salary for target performance; and for Ms. Anthes and Mr. Speiller, such targets were set at 50% of annual base salary for target performance subject, in each case, to the Compensation Committee’s discretion as described below.

The Compensation Committee adopted two performance measures, revenue and EBITDA, for determining individual payouts assuming that the operating income goal of $102.6 million is achieved. These performance measures guide the Compensation Committee in assessing each executive’s performance and determining individual long-term incentive award payment.

While the performance measures form a framework for awarding individual long-term incentive payments, the Compensation Committee retains complete discretion over the final amount of the long-term incentive payments, and has authority to award some payment for performance below the target performance level and to award additional amounts for above target performance. However, the Compensation Committee does not have authority to grant awards in excess of the maximum annual cash incentive payment described above for which

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each executive is eligible. The performance measures were designed to challenge management to improve operating results year over year, but were set at level which would be reasonably likely to be met, based on expected performance.

The revenue measure was designed to reflect our objective of continuously growing top-line revenue year over year by setting target performance at an average of 4% growth for each year of the performance period when measured against the prior year. The EBITDA measure was intended to motivate our executive officers to manage our costs and take into account the appropriate level of expenses expected with our growth over the long term by setting target performance at an average of 5% growth for each year of the performance period when measured against the prior year.

Equity Awards

On November 19, 2009, based upon the recommendation of the Compensation Committee, the Board of Directors approved equity grants to senior management of the Company, including the named executive officers. Senior management, other than the named executive officers, received restricted stock. The named executive officers received stock options having a Black-Scholes value equal to 25% of each of their targets under the 2010-2011 LTIP as follows:

NAME	ANNUAL BASE SALARY	LTIP TARGET PERCENT	LTIP TARGET DOLLARS	25% of LTIP TARGET DOLLARS[1]	NUMBER OF SHARES SUBJECT TO STOCK OPTION
Irwin D. Simon	$1,400,000	225%	$3,150,000	$787,500	109,833
Ira J. Lamel	540,000	110%	594,000	$148,500	20,711
John Carroll	525,000	125%	656,250	$164,063	22,882
Michael J. Speiller	300,000	50%	150,000	$37,500	5,230
Mary Celeste Anthes	250,000	50%	125,000	$31,250	4,358

(1)

The amounts above represent the Company’s preliminary determinations of the grant date fair value used to calculate the number of options to be granted. Such preliminary grant date fair value differs from the amount computed in accordance with FASB ASC 718.

All of the above stock option grants were granted pursuant to the 2002 Plan. The stock options were granted at an exercise price of $18.20 per share (equal to the closing market price on November 19, 2009) with a seven year term and vesting in four equal installments on November 19, 2010, 2011, 2012 and 2013. In calculating the Black-Scholes value of the stock options granted to the named executive officers, the following assumptions were used for each calculation: expected life of the options of 4.75 years; the fair market value of our common stock on November 19, 2009, the date of grant, which was $18.20; risk-free rate of 2.60%; volatility of the market price of our common stock of 46.0%; and a dividend yield of 0%. The expected life represents the period of time (in years) for which the options granted are expected to be outstanding. The risk-free interest rate for the expected term of the option is based on U.S. Treasury yield curve in effect at the time of the grant. Expected volatility is based on historical volatility of our common stock.

In the event the operating income goal is achieved and individual long-term incentive award payments are authorized under the 2010-2011 LTIP, the Compensation Committee would offset the grant date value of the above stock option awards granted to the named executive officers against his or her individual award.

Other Compensation

Our executive officers are eligible for the same level and offering of benefits that we make available to other employees, including our 401(k) plan, health care, dental and vision plans, life insurance plans, and other employee benefit programs. In addition to the standard benefits offered to other employees, we provide Mr. Simon with a Medical Reimbursement Plan, which reimburses any expenses for health, prescription, dental and vision not covered by our insurance plan that are incurred by him and his dependents. In addition, we

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reimburse Mr. Simon for a portion of the premium associated with his life insurance policy in accordance with his employment agreement. For additional information regarding other compensation, see “—Executive Compensation Tables—Summary Compensation Table.”

We do not have any defined benefit pension plans or executive supplemental retirement programs.

Perquisites and Other Benefits

We provide executive officers with perquisites and other benefits that we believe are reasonable and consistent with our overall executive compensation program. The costs of these benefits constitute only a small portion of each NEO’s total compensation. We offer perquisites and other benefits that we believe to be competitive with benefits offered by companies with whom we compete for talent for purposes of recruitment and retention. For additional information regarding perquisites and other benefits, see “—Executive Compensation Tables—Summary Compensation Table.”

Impact of Tax Treatment

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to each of our most highly paid executive officers (other than the chief financial officer). Stock options granted at fair market value and certain performance-based compensation approved by stockholders is not subject to the deduction limit. For this reason, we sought stockholder approval at our 2009 Annual Meeting of Stockholders for our Executive Incentive Plan, which would provide for any annual or long-term incentive awards granted thereunder to constitute performance-based compensation not subject to the Section 162(m) limit. Although the Compensation Committee considers whether or not a compensation program would be subject to the Section 162(m) limit, in order to maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Committee has not adopted a policy that all compensation must be tax deductible.

Employment Agreement – Irwin D. Simon

We have an employment agreement with Mr. Simon that was scheduled to expire on June 30, 2009. On June 29, 2009, the Compensation Committee recommended, and the Board of Directors approved an amendment to Mr. Simon’s existing employment agreement, which extended the term of such agreement until June 30, 2012. The amendment eliminated Mr. Simon’s entitlement to receive an annual grant of the equity equivalent of 300,000 stock options during the period Mr. Simon is employed by the Company. In lieu of such automatic grants, Mr. Simon will be eligible to receive long-term incentive compensation (“LTI”) payable in cash, performance-based restricted stock, performance-based restricted stock units, restricted stock, restricted stock units, stock options or any combination thereof, as determined by the Compensation Committee in its sole discretion. With respect to the total LTI awarded in any of the Company’s fiscal years during the period Mr. Simon is employed by the Company, the LTI target award will be 225% of his base salary upon the achievement of target performance levels, with a maximum award equal to 300% of his base salary, based upon the level of achievement of certain Company and/or individual performance objectives and based on vesting conditions, in each case, as determined by the Compensation Committee in its sole discretion. The amendment also provided that in the case of any equity, equity-based or cash award vesting or payable in whole or in part based upon the achievement of performance objective, such award shall vest and, in the case of a cash award, such cash award shall become payable, if at all, solely upon the satisfaction of the applicable performance objective. The agreement provides that Mr. Simon’s annual base salary, as it may be increased from time to time, shall not be reduced.

The amendment also eliminated Mr. Simon’s entitlement to the excise tax gross up that was payable to him in certain circumstances in connection with a change of control of the Company. Instead, payments, distributions, or benefits that otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue

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Code will be reduced to an amount equal to $1 less than the amount that would subject Mr. Simon to the excise tax; provided, however, that such reduction will only be made if the reduction would result in an increase in the aggregate payments provided to Mr. Simon, determined on a net after-tax basis. The amendment also further clarified the definition of “change in control” consistent with the regulations under Section 409A of the Code.

Severance Agreements

In the event that Mr. Simon is terminated without cause or he resigns for good reason, which will include resignation upon a change of control, he will be entitled to, among other things, three years’ annual salary and three years’ average annual bonus, all options and other stock awards previously granted, but unvested, shall become fully vested and he will be entitled to his accrued annual bonus through the date of termination. In addition, if his contract is not renewed at the end of its term, Mr. Simon will be entitled to three years’ annual salary and three years’ average annual bonus. Mr. Simon has also agreed not to compete with us for a period of three years after his termination and has agreed to customary provisions regarding confidentiality and proprietary rights. For additional information, see “—Potential Payments Upon Termination or Change-in-Control.”

We have entered into change of control agreements with Messrs. Lamel and Carroll that provide that in the event that, following a change of control of the Company, the executive is terminated without cause, experiences a diminution in duties or forced relocation, or such executive terminates his employment for any reason within 13 months of a change in control, such executive will be entitled to terminate his employment and receive up to three times his annual base salary and annual bonus, up to three years’ benefits continuation, immediate vesting of all outstanding options and reimbursement of certain tax obligations. If any payments or benefits to be provided to Messrs. Lamel and Carroll in connection with a change in control are subject to the excise tax imposed under Section 4999 of the United States Internal Revenue Code, Messrs. Lamel and Carroll are each entitled to an additional “gross-up” payment so that the net amount retained by both Messrs. Lamel and Carroll is equal to such payments and benefits. We have also entered into change of control agreements with Mr. Speiller and Ms. Anthes, which are substantially the same as the change of control agreements with Messrs. Lamel and Carroll, except that the change of control agreements with Mr. Speiller and Ms. Anthes provide for a payment of one times their annual base salary and annual bonus and up to one year of benefits continuation, rather than three years. In addition, our restricted stock agreements (including those with Messrs. Lamel, Carroll and Speiller and Ms. Anthes) provide for immediate vesting of such stock grants upon a change in control. Pursuant to their offer letters, Messrs. Lamel, Carroll and Speiller each have the right to receive one year of severance in the event of a termination without cause. For additional information, see “—Potential Payments Upon Termination or Change-in-Control.”

The Compensation Committee believes that severance and change-in-control benefits are important for attracting and retaining executive talent and help to ensure that executive officers can remain focused during periods of uncertainty and neutralize the potential conflict of our key executives when faced with a potential change-in-control. The severance benefit to our CEO upon non-renewal of his employment agreement is provided for by such agreement and has been in such agreement since 2003.

In October 2009, the Compensation Committee approved changes to the form of change of control agreement that will govern all future change in control arrangements with the Company after October 2009. Such changes include, but are not limited to:

•	The executive will no longer receive severance benefits upon termination by the executive for any reason within 13 months of a change in control.

•	The executive will no longer receive a tax “gross-up” payment so that the net amount retained by them is equal to the payments and benefits they are entitled to under the agreement.

•	Severance payments will be calculated based on a multiple of the average, rather than highest, bonus for the three years prior to change in control.

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The changes will not apply to change of control agreements already in place at the time the changes were approved.

In addition to the changes to the form of change of control agreement discussed above, we adopted a clawback provision in connection with equity awards. The clawback provision provides that, if the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of an employee, the employee shall return to the Company, or forfeit if not paid, any award arising out of the misconduct for or during such restated period.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the materials under the caption “Compensation Discussion and Analysis” included in the Company’s proxy statement with the management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Company’s proxy statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2010.

The Compensation Committee

Richard C. Berke, Chairperson

Jack Futterman

Daniel R. Glickman

David Schechter

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Compensation Tables

The following table sets forth the compensation paid by us for services rendered during the fiscal years ended June 30, 2008, June 30, 2009 and June 30, 2010 to or for the accounts of our named executive officers:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards (1)		Option Awards (2)		Non-equity Incentive Plan Compen- sation (3)	All Other Compen- sation (7)		Total
Irwin D. Simon	2010	$1,400,000	—		—		$662,293		$2,200,000	$58,634		$4,320,927
President, Chief	2009	$1,325,000	—		—		$1,036,000		$980,500	$52,967		$3,394,467
Executive Officer and Chairman of the Board	2008	$1,325,000	—		$4,000,000	(4)	$4,372,207	(4)	$1,400,000	$4,072,620	(4)	$15,169,827
Ira J. Lamel	2010	$540,000	—		—		$124,887		$540,000	$29,145		$1,234,032
Executive Vice President,	2009	$525,000	—		—		$750,000		$455,700	$22,578		$1,753,278
Chief Financial Officer and Treasurer	2008	$525,000	—		$499,986		$546,527		$390,000	$25,388		$1,986,901
John Carroll	2010	$525,000	—		—		$137,978		$525,000	$19,914		$1,207,892
Executive Vice	2009	$470,000	—		—		$1,000,000		$425,820	$14,300		$1,910,120
President and Chief Executive Officer – Hain Celestial United States	2008	$470,000	—		$499,986		$546,527		$450,000	$16,361		$1,982,874
Michael J. Speiller	2010	$300,000	—		—		$31,537		$150,000	$13,064		$494,601
Vice President and Chief Accounting Officer	2009	$275,000	—		—		$120,000		$135,713	$9,668		$540,381
	2008	$266,667	$110,000	(5)	$212,450		—		—	$11,475		$600,592
Mary Celeste Anthes	2010	$250,000	—		—		$26,279		$115,000	$13,000		$404,279
Senior Vice President – Corporate Relations	2009	$250,000	$150,000	(6)	$124,009		—		—	$9,380		$533,389

(1)	The amounts reported represent the aggregate grant date fair value of the stock awards calculated in accordance with FASB ASC Topic 718 for the listed fiscal year. The stock awards granted during fiscal years 2008 and 2009 vest equally over a three year period from the grant date. An executive who is retirement eligible may elect to terminate his or her service and any portion of his or her stock award that has not yet vested shall become immediately vested. The assumptions used by the Company in calculating these are amounts are included in Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010. In accordance with current SEC disclosure requirements, the amounts reported for fiscal years 2008 and 2009, which were previously reported as the compensation expense recognized for financial reporting purposes, are reported above as the grant date fair value.
(2)	The amounts reported represent the aggregate grant date fair value of the stock options calculated in accordance with FASB ASC Topic 718 for the listed fiscal year Option awards granted during fiscal years 2008, 2009 and 2010 vest equally over a four year period from the grant date. An executive who is retirement eligible may elect to terminate his or her service and any portion of his or her option award that has not yet vested shall become immediately vested and exercisable in full. The assumptions used by the Company in calculating these are amounts are included in Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010. In accordance with current SEC disclosure requirements, the amounts reported for fiscal years 2008 and 2009, which were previously reported as the compensation expense recognized for financial reporting purposes, are reported above as the grant date fair value.
(3)	Reflects amounts earned under the Company’s annual incentive program, which is described beginning on page 31.
(4)

Pursuant to Mr. Simon’s employment agreement, Mr. Simon was entitled to receive 300,000 options on each of July 1, 2005, 2006 and 2007, but these options were not granted. On April 1, 2008, the Board determined that Mr. Simon should receive the equivalent of the Black-Scholes value of the 900,000 options as of April 1, 2008, had they been granted on July 1, 2005, 2006 and 2007 pursuant to Mr. Simon’s employment agreement, aggregating $12 million in total value. Such amount was split equally such that (a) 472,671 stock options were granted at an exercise price of $30.35 per share (equal to the closing market price on April 1, 2008) with a 7-year term that will vest annually over 4 years, (b) 131,796 shares of restricted stock were granted that will vest annually over 3 years and (c) a cash payment of $4 million was made. In calculating the Black-Scholes value for each grant of 300,000 options that Mr. Simon should have received on July 1, 2005, July 1, 2006 and July 1, 2007, the following assumptions were used for each calculation: expected life of the options of 7.3 years, 8.3 years and 6.3 years, respectively; the exercise price as of the date such options were supposed to be granted ($19.76, $26.37 and $27.44, respectively); the fair market value of our common stock on April 1, 2008, the date of grant, which was $30.35; risk free interest rates of 3.11%, 3.40% and 2.80%, respectively; volatility of the market price of our common stock of 25.54%; and a dividend yield of 0%. The expected life represents the remaining life for each of the above stock option grants commencing

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April 1, 2008 until the end of the term of such option as if such option had been granted on date of grant provided for in Mr. Simon’s employment agreement. The terms of stock options, had they been granted on July 1, 2005, July 1, 2006 and July 1, 2007, were 10 years, 10 years and 7 years, respectively. The risk free interest rates were based on the interest rate of U.S. Treasury STRIPS having a term consistent with the term of the applicable option. The volatility of our common stock was calculated using the average market price of our common stock for the three-year time period ending on March 31, 2008.

(5)	Mr. Speiller was appointed as an executive officer on April 1, 2008. Because Mr. Speiller was not an executive officer at the beginning of fiscal year 2008, Mr. Speiller was not eligible for an annual cash incentive award. Mr. Speiller’s offer letter, signed in connection with his previous position as Vice President – Finance, provides for a bonus of up to 40% of his annual base salary.
(6)	Ms. Anthes was not promoted to an executive officer until December 2008. Because Ms. Anthes was not an executive officer at the beginning of fiscal year 2009, Ms. Anthes was not eligible for an annual cash incentive award. For the fiscal year ended June 30, 2009, Ms. Anthes was entitled to receive a discretionary annual bonus.
(7)	The table below details the components of this column:

Name	Year	401(k) Plan Match (a)	Unused Vacation (b)		Life and Other Insurance Premiums (c)	Car Allowance	Supplemental Medical Benefit Premiums (d)	Perquisites (e)	Other (f)	Total
Irwin D. Simon	2010	$2,475		—	$4,758	—	$30,000	$21,401	—	$58,634
	2009	—		$75,385	$4,758	—	$30,000	$18,209	—	$52,967
	2008	$2,325		$20,349	$3,394	—	$29,340	$17,212	$4,000,000	$4,072,620
Ira J. Lamel	2010	$3,300	$		$1,364	—	—	$24,481	—	$29,145
	2009	—		—	$1,364	—	—	$21,214	—	$22,578
	2008	$3,075		—	—	—	—	$22,313	—	$25,388
John Carroll	2010	$3,300		—	$1,364	—	—	$15,250	—	$19,914
	2009	—		—	$1,364	—	—	$12,936	—	$14,300
	2008	$2,325		—	—	—	—	$14,036	—	$16,361
Michael J. Speiller	2010	$3,300		—	$1,364	$8,400	—	—	—	$13,064
	2009	—		—	$1,268	$8,400	—	—	—	$9,668
	2008	$3,075		—	—	$8,400	—	—	—	$11,475
Mary Celeste Anthes	2010	$3,300			$1,300	$8,400	—			$13,000
	2009	—		—	$980	$8,400	—	—	—	$9,380

(a)	The Company’s 401(k) match is calculated based upon the plan year, which is a calendar year. The amounts provided for each of the above named executive officers represent a matching contribution by the Company on behalf of such officer under the Company’s 401(k) Plan for the 2009 plan year (January 1, 2009 through December 31, 2009). The Company’s matching contribution has not yet been determined for the 2010 plan year.
(b)	Represents an amount paid by the Company to Mr. Simon for his unused vacation days during the 2008 and 2009 calendar years pursuant to the terms of his employment agreement.
(c)	Represents an amount paid by the Company on behalf of employees for life, accidental death and dismemberment and long term disability insurance. Mr. Simon also receives an amount equal to $3,394 as reimbursement for 25% of the total premium for his life insurance policy pursuant to the terms of his employment agreement.
(d)	Represents premiums paid on behalf of Irwin Simon for a supplemental medical benefits plan which reimburses Mr. Simon and his dependents for any out-of-pocket medical expenses not covered by the Company’s employee health benefit plans.
(e)	Represents the incremental cost to the Company in connection with providing Messrs. Simon, Lamel and Carroll with the use of a Company owned vehicle.
(f)	The $4,000,000 shown in the fiscal year 2008 Other column for Mr. Simon represents the cash portion of the value the Board of Directors determined that Mr. Simon should receive for the ungranted options described in footnote (3) above. It does not represent either a discretionary or performance-based bonus award.

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2010 Grants of Plan-Based Awards

Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#) (3)	Exercise or base price of option awards ($/Sh) (4)	Grant date fair value of stock and option awards (5)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Irwin D. Simon	n/a	$700,000	$1,400,000	$2,800,000	—	—	—	—	—	—	—
	11/19/09	—	—	—	—	—	—	—	109,833	$18.20	$662,293
	n/a	—	—	—	$2,100,105	$3,150,000	$4,199,999	—	—	—	—
Ira J. Lamel	n/a	$270,000	$540,000	$540,000	—	—	—	—	—	—	—
	11/19/09	—	—	—	—	—	—	—	20,711	$18.20	$124,887
	n/a	—	—	—	$396,000	$594,000	$792,000	—	—	—	—
John Carroll	n/a	$262,500	$525,000	$525,000	—	—	—	—	—	—	—
	11/19/09	—	—	—	—	—	—	—	22,882	$18.20	$137,978
	n/a	—	—	—	$437,522	$656,250	$875,000	—	—	—	—
Michael J. Speiller	n/a	$68,750	$150,000	$150,000	—	—	—	—	—	—	—
	11/19/09	—	—	—	—	—	—	—	5,230	$18.20	$31,537
	n/a	—	—	—	$100,005	$150,000	$200,000	—	—	—	—
Mary Celeste Anthes	n/a	$62,500	$125,000	$125,000	—	—	—	—	—	—	—
	11/19/09	—	—	—	—	—	—	—	4,358	$18.20	$26,279
	n/a	—	—	—	$83,338	$125,000	$166,667	—	—	—	—

(1)	The amounts shown as the Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect the threshold, target and maximum amounts that may be earned by each individual during fiscal year 2010 under the Annual Cash Incentive Plan. For more information, see “—Compensation Discussion and Analysis—Annual Cash Incentives,” page 31.
(2)	The amounts reflected in Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the threshold, target and maximum amounts that could be paid to each named executive officer. The Compensation Committee has the discretion to adjust these amounts based upon its determination at the end of the 2010-2011 LTIP performance period. As described in the “Long-Term Incentive Program” section above, the Compensation Committee approved equity grants to senior management of the Company, including the named executive officers (the “LTIP Awards”). Accordingly, at the end of the two year performance period, if the Compensation Committee determines that the amounts reflected in the Estimated Future Payouts Under Equity Incentive Plan Awards columns should be awarded, any such awards will be paid net of the 25% of LTIP dollars as shown in the table on page 37.
(3)	The amounts shown as All Other Option Awards reflect the LTIP Awards.
(4)	The exercise price for all stock options granted under the 2002 Plan is equal to the fair market value of the Company’s shares of common stock on the grant date (as required by the provisions of the 2002 Plan). Pursuant to the 2002 Plan, the fair market value of a share of the Company’s common stock is equal to the closing price at which the Company’s common stock traded on NASDAQ on the date of grant.
(5)	The amounts in the Grant Date Fair Value of Stock and Option Awards column were determined in accordance FASB ASC 718. Assumptions made in the calculation of these amounts are included in Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for more information.

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Outstanding Equity Awards at Fiscal 2010 Year End

The table below shows each grant of stock options that is still unexercised and outstanding as of June 30, 2010.

Outstanding Equity Awards at Fiscal 2010 Year End

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Options Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Irwin D. Simon	600,000					$36.69	(1)	7/31/10
	300,000					$25.40	(1)	7/11/11	—		—	—	—
	300,000					$14.25		7/22/12	—		—	—	—
	300,000					$16.24		5/13/13	—		—	—	—
	300,000					$16.53		7/30/14	—		—	—	—
	236,335	(2)	236,336	(2)		$30.35		4/01/15	43,932	(2)	$886,108	—	—
	75,000	(3)	225,000	(3)		$11.76		3/11/16	—		—	—	—
	—		109,833			$18.20		11/18/16
Ira J. Lamel	125,000					$18.06		10/01/11	—		—	—	—
	75,000					$14.80	(1)	8/13/12	—		—	—	—
	100,000					$16.01		8/05/14	—		—	—	—
	29,542	(4)	29,542	(4)		$30.35		4/01/15	5,491	(4)	$110,753	—	—
	51,795	(5)	155,387	(5)		$11.76		3/10/16	—		—	—	—
	—		20,711			$18.20		11/18/16
John Carroll	100,000					$16.01		8/05/14
	29,542	(4)	29,542	(4)		$30.35		4/01/15	5,491	(4)	$110,753	—	—
	69,060	(5)	207,183	(5)		$11.76		3/10/16	—		—	—	—
	—		22,882			$18.20		11/18/16
Michael J. Speiller	—		—			—		—	2,333	(6)	$47,057	—	—
	8,287	(5)	24,862	(5)		$11.76		3/11/16	—		—	—	—
	—		5,230			$18.20		11/18/16
Mary Celeste Anthes	15,000					$18.24		9/07/14	—		—	—	—
									2,333	(6)	$47,057	—	—
									7,030	(7)	$141,795	—	—
	—		4,358			$18.20		11/18/16

(1)	The exercise prices of these grants to Mr. Simon and Mr. Lamel have been amended as the result of the review of stock option practices by a group of independent directors. Original exercise prices were as follows: to Mr. Simon 600,000 at $26.625 expiring on July 31, 2010 and 300,000 at $21.40 expiring on July 11, 2011; and to Mr. Lamel 75,000 at $12.13 expiring on August 12, 2012.
(2)

Pursuant to Mr. Simon’s employment agreement, Mr. Simon was entitled to receive 300,000 options on each of July 1, 2005, 2006 and 2007, but these options were not granted. On April 1, 2008, the Board determined that Mr. Simon should receive the equivalent of the Black-Scholes value of the 900,000 options as of April 1, 2008, had they been granted on July 1, 2005, 2006 and 2007 pursuant to Mr. Simon’s employment agreement, aggregating $12 million in total value. Such amount was split equally such that (a) 472,671 stock options were granted at an exercise price of $30.35 per share (equal to the closing market price on April 1, 2008) with a 7-year term that will vest annually over 4 years, (b) 131,796 shares of restricted stock were granted that vest annually over 3 years and (c) a cash payment of $4 million was made. The stock options vest in four equal installments on April 1st of 2009, 2010, 2011 and 2012. The restricted stock vest in three equal installments on April 1st of 2009, 2010 and 2011. In connection with this determination by the Board, Mr. Simon recommended, and the Board agreed, that the equity components of the award would vest under the same terms as awards to other executives and employees at that time, including potential forfeiture should Mr. Simon decide to leave his position with the Company by virtue of his own decision, despite the provision in Mr. Simon’s employment agreement that called for immediate vesting upon grant.

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The granting of these awards to Mr. Simon had been deferred due in part the lack of available shares and in part pending the completion of a study on the appropriate manner of settling these awards.
(3)	On March 11, 2009, the Board of Directors, based upon the recommendation of the Compensation Committee, approved a grant to Mr. Simon of 300,000 stock options with an exercise price of $11.76, which was the closing market price on March 11, 2009. The stock options, which were granted pursuant to the 2002 Plan, have a seven year term and vest in four equal installments on March 11, 2010, 2011, 2012 and 2013.
(4)	On April 1, 2008, the Board determined that Mr. Lamel and Mr. Carroll should each receive an equity grant with a value of $1 million on the date of grant, to be paid 50% in stock options with a 7-year term that will vest annually over 4 years and 50% in restricted stock that will vest annually over 3 years. Each of Mr. Lamel and Mr. Carroll were granted 59,084 stock options at an exercise price of $30.35 per share (equal to the closing market price on April 1, 2008) with a 7-year term that vest in four equal installments on April 1st of 2009, 2010, 2011 and 2012, and 16,474 shares of restricted stock that vest in three equal installments on April 1st of 2009, 2010 and 2011.
(5)	On March 11, 2009, based upon the recommendation of the Compensation Committee, the Board of Directors approved stock option grants to Messrs. Lamel, Carroll and Speiller, all of which were granted pursuant to the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan, at an exercise price of $11.76 per share (equal to the closing market price on March 11, 2009) with a seven year term vest in four equal installments on March 11, 2010, 2011, 2012 and 2013.
(6)	On April 1, 2008, the Board approved equity grants to Mr. Speiller and Ms. Anthes of 7,000 shares of restricted stock that vest annually over 3 years, in three equal installments on April 1, 2009, 2010 and 2011.
(7)	On March 11, 2009, Ms. Anthes was granted 10,545 shares of restricted stock that will vest in equal amounts over three years in three equal installments on March 11, 2010, 2011 and 2012.

Fiscal 2010 Option Exercises and Stock Vested

	Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Irwin D. Simon	—	—	43,932	$773,203
Ira J. Lamel	—	—	5,491	$96,642
John Carroll	—	—	5,491	$96,642
Michael J. Speiller	—	—	2,333	$41,061
Mary Celeste Anthes	—	—	5,848	$99,656

(1)	Represents the aggregate value realized with respect to all shares of common stock that have vested during the fiscal ended June 30, 2010. The value realized in connection with each share on vesting is calculated by multiplying the number of shares of common stock that have vested by the closing price of the Company’s common stock on the vesting date. For Messrs. Simon, Lamel, Carroll and Speiller, the vesting date was April 1, 2010 and the closing price of the Company’s common stock on such date was $17.60. For Ms. Anthes, the shares she acquired above vested as follows: (i) on March 11, 2010, 3,515 shares vested and the closing price of the Company’s common stock on such date was $16.67 and (ii) on April 1, 2010, 2,333 shares and the closing price of the Company’s common stock on such date was $17.60.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Richard C. Berke, Jack Futterman, Daniel R. Glickman and David Schechter. None of the Compensation Committee members has any relationship required to be disclosed under this caption pursuant to the rules of the SEC.

Potential Payments upon Termination or Change-in-Control

We believe that severance and change-in-control benefits are important for attracting and retaining executive talent and help to ensure that executive officers can remain focused during periods of uncertainty and neutralize the potential conflict of our key executives when faced with a potential change-in-control. These are particularly important in an environment where merger and acquisition activity is high.

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Irwin D. Simon

In the event that Mr. Simon is terminated without cause, due to disability, or he resigns for good reason, which will include resignation upon a change of control, he will be entitled to: (i) any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination; (ii) three years’ annual salary and three years’ average annual bonus paid to Mr. Simon over the two immediately preceding fiscal years; (iii) all options and other stock awards previously granted, but unvested, shall become fully vested; and (iv) continued participation in all of the Company’s medical, dental and vision plans until the third anniversary of his termination. If Mr. Simon’s employment had terminated on June 30, 2010, without cause, due to disability, or he resigns for good reason or due to a change in control, Mr. Simon would be entitled to severance and other benefits having a value of approximately $12,242,000. Pursuant to Mr. Simon’s employment agreement: (i) a “termination without cause” means any termination of Mr. Simon’s employment other than a termination for cause (termination due to conviction of a felony or crime of moral turpitude or a willful and continued failure to perform material duties) or termination due to disability; (ii) a “termination for good reason” means a termination of his employment by Mr. Simon following a diminution of his position, duties and responsibilities, the removal of Mr. Simon from, or failure to re-elect Mr. Simon as, the Chairman of the Board or as CEO, a reduction in his base salary or a change in control of the Company.

A change in control is defined generally as one of the following events:

•

The acquisition by a person of beneficial ownership of more than 50% of the total voting power of the outstanding stock of the Company, however if any one person or group is considered to own more than 50% of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional stock by the same person or persons acting as a group is not considered to cause a Change in Control;

•

A majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

•

The consummation of a merger, consolidation, recapitalization or reorganization of the Company or a subsidiary, reverse split of any class of voting stock, or an acquisition of securities or assets by the Company or a subsidiary, unless our stockholders prior to such event beneficially own more than 60% of the voting stock of the surviving or transferee entity in substantially the same proportions as their prior ownership; or

•	The consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets.

In the event that Mr. Simon’s employment terminates due to death he will be entitled to: (i) any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination; (ii) two years’ annual salary and two years’ average annual bonus paid to Mr. Simon over the two immediately preceding fiscal years; (iii) all options and other stock awards previously granted, but unvested, shall become fully vested; and (iv) continued participation of his dependents in all of the Company’s medical, dental and vision plans until the second anniversary of his termination. If Mr. Simon’s employment were to terminate due to his death, Mr. Simon currently would be entitled to severance having a value of approximately $9,199,000.

In the event that Mr. Simon’s employment terminates for cause or not for good reason he will be entitled to any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination, and any amounts which are vested at the time of termination.

If Mr. Simon’s contract is not renewed at the end of its term, Mr. Simon will be entitled to: (i) any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination; (ii) three years’

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annual salary and three years’ average annual bonus paid to Mr. Simon over the two immediately preceding fiscal years; (iii) all options and other stock awards previously granted, but unvested, shall become fully vested and (iv) continue participation in all of the Company’s medical, dental and vision plans until the third anniversary of his termination. In this instance, Mr. Simon would be entitled to receive approximately $12,242,000.

Mr. Simon has also agreed not to compete with us for a period of three years following the termination of his employment and has agreed to customary provisions regarding confidentiality and proprietary rights.

Other Named Executive Officers

We have entered into change of control agreements with Messrs. Lamel and Carroll that provide that in the event that, following a change of control of the Company, the executive is terminated without cause, experiences a diminution in duties or forced relocation, or such executive terminates his employment for any reason within 13 months of a change in control, such executive will be entitled to terminate his employment and receive, at the executive’s discretion, either a lump sum payment or salary continuation of: (i) three times the highest annual base salary paid to such executive during the thirty-six month period immediately preceding the month in which the change in control occurs; (ii) three times the highest annual bonus paid to such executive during the thirty-six month period immediately preceding the month in which the change in control occurs; (iii) all unpaid accrued vacation through the date of termination; (iv) up to three years’ benefits continuation; (v) immediate vesting of all outstanding options and reimbursement of certain tax obligations; (vi) the automobile allowance and other automobile benefits the Executive was receiving immediately prior to the change in control for a period of twelve months following the date of termination and (vii) the cost of outplacement services. We have also entered into change of control agreements with both Mr. Speiller and Ms. Anthes, which are substantially the same as the change of control agreements with Messrs. Lamel and Carroll, except that the change of control agreements with both Mr. Speiller and Ms. Anthes provide for a payment of one times his or her annual base salary and annual bonus and up to one year of benefits continuation, rather than three times. In addition, our restricted stock agreements (including those with Messrs. Lamel, Carroll and Speiller and Ms. Anthes) provide for immediate vesting of such stock grants upon a change in control. Unless another time period is provided, all payments provided herein shall be made no later than the fifteenth day following the date of termination.

A change in control is defined generally as one of the following events:

•	The acquisition by a person of beneficial ownership of more than 50% of the total voting power of the outstanding stock of the Company;

•	A majority of our Board of Directors is replaced by directors whose appointment or election is not endorsed by two-thirds of the members of the Board prior to the date of the appointment or election;

•

A reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company unless (i) all or substantially all, of our stockholders prior to such event beneficially own more than 50% of the voting stock of the surviving entity in substantially the same proportions as their prior ownership, (ii) no person (other than the Company or the surviving entity) beneficially owns 50% or more of the combined voting power of the outstanding stock of the surviving entity and (iii) at least a majority of the members of the board of directors of the surviving entity were members of our Board of Directors; or

•	Stockholders approve (i) sale or disposition of all or substantially all of the assets of the Company (other than to a subsidiary) or (ii) a complete liquidation or dissolution of the Company provided, that if the agreement would cause the executive to incur an additional tax, penalty or interest under Section 409A of the Code, the Company and the executive will use reasonable best efforts to reform such provision.

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If any payments or benefits to be provided to Messrs. Lamel, Carroll or Speiller or Ms. Anthes in connection with a change in control are subject to the excise tax imposed under Section 4999 of the United States Internal Revenue Code, they are entitled to an additional “gross-up” payment so that the net amount retained by them is equal to such payments and benefits.

If Mr. Lamel’s employment had terminated on June 30, 2010 in accordance with the change in control agreement, Mr. Lamel would have been entitled to severance having a value of approximately $5,190,000. If Mr. Carroll’s employment had terminated on June 30, 2010 in accordance with the change in control agreement, Mr. Carroll would have been entitled to severance having a value of approximately $5,567,000. If Mr. Speiller’s employment had terminated on June 30, 2010 in accordance with the change in control agreement, Mr. Speiller would have been entitled to severance having a value of approximately $755,000. If Ms. Anthes’s employment had terminated on June 30, 2010 in accordance with the change in control agreement, Ms. Anthes would have been entitled to severance having a value of approximately $502,000. The amounts set forth in the preceding sentences do not include the cost of outplacement services or any unpaid accrued vacation.

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OWNERSHIP OF COMMON STOCK BY

MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 4, 2010 for (1) each of our directors and each of our executive officers, (2) each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock and (3) all of our directors and executive officers as a group. The information set forth below us based upon information supplied or confirmed by the named individuals. Unless otherwise noted below, the address of each individual is c/o The Hain Celestial Group, Inc., 58 South Service Road, Melville, New York 11747.

	Number of Shares	Percentage of Common Stock
Irwin D. Simon (1) (2)	1,928,897	4.34%
Barry J. Alperin (2) (3)	43,500	*
Richard C. Berke (2) (4)	10,180	*
Beth L. Bronner (2) (5)	86,630	*
Jack Futterman (2) (6)	131,250	*
Daniel R. Glickman (2) (7)	66,000	*
Marina Hahn (2) (8)	102,734	*
Brett Icahn (2)	0	0.0%
Roger Meltzer (2) (9)	90,000	*
David Schechter (2)	0	0.0%
Lewis D. Schiliro (2) (10)	41,000	*
Lawrence S. Zilavy (2) (10)	41,000	*
Ira J. Lamel (11)	600,538	1.38%
John Carroll (12)	211,163	*
Michael Speiller (13)	13,625	*
Mary Celeste Anthes (14)	29,306	*
Denise M. Faltischek (15)	10,665	*
Carl C. Icahn (16)	6,126,119	14.3%
BlackRock, Inc. (17) 40 East 52nd Street New York, NY 10022	3,402,401	7.94%
Dimensional Fund Advisors LP (18) Palisadaes West, Building One 6300 Bee Cave Road Austin, Texas 78746	2,927,989	6.83%
Dimorphandra S.L. (19) Ingeniero Lafarga 2 03002 Alicante, Spain	2,195,440	5.12%
All directors and executive officers as a group (seventeen persons) (20)	4,030,199	8.87%

*	Indicates less than 1%.
(1)	Includes 1,528,835 shares of common stock issuable to Mr. Simon upon the exercise of options and 43,932 shares of restricted common stock granted under our 1994 Long Term Incentive and Stock Award Plan or our 2002 Plan (together, the “Incentive Plans”). Also includes 17,500 currently-exercisable options to purchase shares of the Company’s common stock that were granted to Mr. Simon’s wife under the Incentive Plans, as to which Mr. Simon disclaims beneficial ownership. Mr. Simon is our President, Chief Executive Officer and Chairman of the Board of Directors.
(2)	Director of The Hain Celestial Group, Inc.

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(3)	Includes 10,500 shares of restricted common stock and 30,500 shares of common stock issuable upon the exercise of options granted under our 2000 Directors Stock Plan and 2,500 shares of restricted common stock granted under our 2002 Plan.
(4)	Includes 2,500 shares of restricted common stock granted under our 2002 Plan, 7,500 shares of restricted common stock granted under our 2000 Directors Stock Plan and 180 shares held indirectly by Mr. Berke’s spouse as UTMA custodian for a minor child.
(5)	Includes 7,000 shares of restricted common stock and 60,500 shares of common stock issuable upon the exercise of options granted under our 1996 Directors Stock Option Plan or our 2000 Directors Stock Plan (together, the “Directors Plans”) and 2,500 shares of restricted common stock granted under our 2002 Plan. Also includes 130 shares of common stock held by Ms. Bronner’s spouse.
(6)	Includes 7,250 shares of restricted common stock and 95,500 shares of common stock issuable upon the exercise of options granted under our Directors Plans and 2,500 shares of restricted common stock granted under our 2002 Plan.
(7)	Includes 8,000 shares of restricted common stock and 55,500 shares of common stock issuable upon exercise of options granted under our Directors Plans and 2,500 shares of restricted common stock granted under our 2002 Plan.
(8)	Includes 7,000 shares of restricted common stock and 85,500 shares of common stock issuable upon exercise of options granted under our Directors Plans and 2,500 shares of restricted common stock granted under our 2002 Plan.
(9)	Includes 7,000 shares of restricted common stock and 80,500 shares of common stock issuable upon the exercise of options granted under our Directors Plans and 2,500 shares of restricted common stock granted under our 2002 Plan.
(10)	Includes 8,000 shares of restricted common stock and 30,500 shares of common stock issuable upon the exercise of options granted under our Directors Plans and 2,500 shares of restricted common stock granted under our 2002 Plan.
(11)	Includes 586,977 shares of common stock issuable upon exercise of options granted under the Incentive Plans and 12,561 shares of restricted common stock granted under our 2002 Plan.
(12)	Includes 198,602 shares of common stock issuable upon the exercise of options granted under our Incentive Plans and 12,561 shares of restricted common stock granted under our 2002 Plan.
(13)	Includes 8,287 shares of common stock issuable upon the exercise of options granted under our Incentive Plans and 5,338 shares of restricted common stock granted under our 2002 Plan.
(14)	Includes 15,000 shares of common stock issuable upon exercise of options and 14,006 shares of restricted common stock granted under our 2002 Plan.
(15)	Includes 10,665 shares of restricted common stock granted under our 2002 Plan.
(16)	As of September 13, 2010, Carl C. Icahn and related entities had voting and dispositive power over 6,126,119 shares according to a Schedule 13D/A filed jointly by Carl C. Icahn and the following related entities: (a) High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises G.P., Inc., Icahn Enterprises Holdings L.P. and Beckton Corp., each of whose address is White Plains Plaza, 445 Hamilton Avenue-Suite 1210, White Plains, New York 10601, and (b) Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP, each of whose address is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands.
(17)	As of December 31, 2009, BlackRock, Inc. (“BlackRock”) had sole voting power over 3,402,491 shares and sole dispositive power over 3,402,491 shares, according to a Schedule 13G filed by BlackRock on January 29, 2010.
(18)	As of December 31, 2009, Dimensional Fund Advisors LP (“DFA”), an investment advisor, had sole voting power over 2,863,359 shares and sole dispositive power over 2,927,989 shares, according to a Schedule 13G/A filed by DFA on February 8, 2010.
(19)	As of October 19, 2007, Dimorphandra S.L. had sole voting authority and sole dispositive power over 2,195,440 shares, according to a Schedule 13G filed by Dimorphandra S.L. on October 31, 2007.

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(20)	Includes 2,132,061 shares issuable upon the exercise of options granted under the Incentive Plans, 180 shares held indirectly by Mr. Berke’s spouse as UTMA custodian for a minor child, 130 shares held by Ms. Bronner’s spouse and 469,000 shares issuable upon the exercise of options granted under our Directors Plans. See Notes 1 through 16 above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of beneficial ownership and changes in such ownership with the SEC. Executive officers, directors and greater than 10% stockholders are also required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during the fiscal year ended June 30, 2010 except for one late Form 4 filing by Mr. Berke relating to shares held indirectly by Mr. Berke’s spouse as UTMA custodian for a minor child.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. Meltzer, who is nominated for re-election as a director, is a partner at the law firm DLA Piper LLP (US). DLA Piper LLP (US) provides legal services to us.

Mr. Simon’s spouse has been the Director of International Sales of the Company since September 1996. During the fiscal year ended June 30, 2010, she earned a base salary of $102,782, an annual bonus of $20,000 and participates in the Company’s benefit programs for its employees. In addition, Mr. Simon’s brother-in-law currently serves as Vice President – Asian Business Development and Corporate Services and previously served as the Company’s Vice President – Purchasing and Procurement since June 2000. He further served as the Company’s representative in our joint venture relationship with Hutchison China Meditech Ltd. During the fiscal year ended June 30, 2010, he earned a base salary of $182,313, an annual bonus of $35,000 and a car allowance of $8,400 and participates in the Company’s benefit programs for its employees. On November 19, 2009, he was granted 876 shares of restricted stock, which had a grant date value of approximately $15,943.

On July 7, 2010, the Company and Carl C. Icahn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises L.P., Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., and Beckton Corp. (collectively, the “Icahn Group”) entered into an agreement (the “Icahn Agreement”). The Icahn Agreement provides that, prior to the announcement of the Company’s slate of nominees for election as directors at the Company’s 2010 annual meeting of stockholders (the “2010 Annual Meeting”), the size of the Board will be reduced to ten directors and two members of the incumbent Board will not stand for re-election. In addition, Brett Icahn and David Schechter or their respective replacements (the “Icahn Suggested Nominees”) will be included in the Company’s slate of nominees for election as directors at the 2010 Annual Meeting. The Agreement also provides that the Company will form a Strategic Transaction Committee of the Board, which will include the Icahn Suggested Nominees as members, and that one of the two Icahn Suggested Nominees will serve on the Compensation Committee of the Board. The Company will be relieved of its obligations set forth in this paragraph in the event that the Icahn Group ceases to be the beneficial owner of the lesser of 10% of the Company’s outstanding common stock (the “Common Stock”) or 4,094,963 shares of Common Stock.

The Icahn Agreement also provides that the Icahn Group will vote in favor of the Company’s slate of director nominees at the 2010 Annual Meeting, will not support or participate in any “withhold the vote” or similar campaign at the 2010 Annual Meeting, and will not present any proposals for consideration at the 2010 Annual Meeting or conduct any proxy solicitations for use at the 2010 Annual Meeting.

Pursuant to the Icahn Agreement, the Company has approved the Icahn Group becoming the beneficial owner of 15%, but not more than 20%, of the Common Stock on the condition that the definition of “interested stockholder” in Section 203 of the General Corporation Law of the State of Delaware is deemed amended to substitute 20% for 15%, and Section 203, as so amended, is applicable to, and in full force and effect, for the Icahn Group and the Company. The Company has also agreed that, as long as the Icahn Group is the beneficial owner of the lesser of 10% of the outstanding Common Stock or 4,094,963 shares of Common Stock, it will not, among other things, (i) adopt a poison pill that limits the beneficial ownership of Common Stock at or below 20%; (ii) amend its certificate of incorporation or bylaws to adopt certain defensive measures, or (iii) increase the size of the Board.

For additional information on the Icahn Agreement, including the full text thereof, see the Current Report on Form 8-K filed by the Company with the SEC on July 7, 2010.

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Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding the review, approval and ratification of related party transactions. The Related Party Transaction Policy and Procedures requires the approval or ratification by the Audit Committee of any “related party transaction,” which is defined as any transaction, arrangement or relationship in which (i) we are a participant, (ii) the amount involved exceeds $120,000 and (iii) one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a “related person,” has a direct or indirect interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. The Audit Committee will also review those transactions that would have been deemed a “related party transaction” but for the fact that the amount involved is $120,000 or less. No director may participate in approval of a related party transaction for which he or she is a related party.

OTHER MATTERS

The Company’s management is not aware of any other matters that will come before the annual meeting. However, if any other matters requiring a vote of stockholders arise, including any question as to an adjournment of the annual meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

Stockholder proposals intended to be included in the Proxy Statement relating to our 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be in writing addressed to the Corporate Secretary of the Company and delivered to the Corporate Secretary at our principal executive offices, no later than [June 28], 2011, and must otherwise comply with Rule 14a-8.

Should a stockholder proposal be brought before the 2011 Annual Meeting of Stockholders, regardless of whether it is included in our proxy materials, our management proxy holders will be authorized to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Corporate Secretary at our principal executive offices, prior to the close of business on [September 10, 2011.]

In August 2010, the SEC adopted new Rule 14a-11 relating to proxy access by stockholders. The new rule was to become effective in November 2010 but the SEC has ordered a stay of effectiveness of the new rule. Rule 14a-11 will require an issuer, in certain circumstances, to include in its proxy materials a limited number of qualified nominees for election to the Board if such nominees are submitted by appropriately qualified stockholders. To be eligible, among other things, such a stockholder must hold at least three percent of the issuer’s shares eligible to vote for directors, must have held those shares for at least three years, and must certify that the stockholder has no intention to effect a change in control of the issuer. In the event Rule 14a-11 is effective for the 2011 Annual Meeting of Stockholders, in general, the nominating stockholder must make the nomination no earlier than [May 28, 2011] and no later than [June 28, 2011].

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A stockholder or other interested party who wishes to communicate with the Board, the non-management directors as a group, or any individual director may do so by addressing the correspondence to the individual or group, c/o Corporate Secretary, The Hain Celestial Group, Inc. 58 South Service Road, Melville, NY 11747. All correspondence addressed to a director will be forwarded to that director.

Investors may obtain a copy of Hain Celestial’s 2010 Annual Report on Form 10-K at no charge by contacting the Senior Vice President-Corporate Relations, The Hain Celestial Group, Inc., 58 South Service Road, Melville, NY 11747.

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HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which typically are mailed in October of each year, by notifying us in writing at: 58 South Service Road, Melville, NY 11747, Attention: Corporate Secretary.

You also may request additional copies of the Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report to Stockholders for the fiscal year ended June 30, 2010 by notifying us in writing at the same address or calling our Senior Vice President – Corporate Relations at (877) 612-4246 or submitting such request via e-mail to investorrelations@hain-celestial.com.

If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

By order of the Board of Directors,

Mia DiBella

Corporate Secretary

Dated: October [    ], 2010

Your vote is important. If you do not expect to be present at the meeting and wish your stock to be voted, please sign and date the enclosed proxy and mail it promptly in the enclosed reply envelope or, if you are a beneficial owner of shares held in “street name,” you may vote by telephone or via the Internet.

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Annex A

THE HAIN CELESTIAL GROUP, INC.

AMENDED AND RESTATED

2002 LONG TERM INCENTIVE AND STOCK AWARD PLAN

1. Purposes.

The purposes of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan are to advance the interests of The Hain Celestial Group, Inc. and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

(b) “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g) “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h) “Company” means The Hain Celestial Group, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(i) “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

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(j) “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(k) “Eligible Person” means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, (ii) a consultant to the Company or (iii) a Director.

(1) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(m) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Granting Authority. If the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of Shares shall mean the closing price on the date of the grant (or, if the Shares were not traded on that day, the next preceding day that the Shares are traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(n) “Granting Authority” means the Independent Members or the Committee that grants an Award as specified in Section 3, or each of them as required by the context.

(o) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Independent Members” means each Director, but no less than two, who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and each of whom is an “outside director” within the meaning of Section 162(m) of the Code; provided that the mere fact that the Independent Members shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Independent Members which Award is otherwise validly made under the Plan.

(q) “NQSO” means any Option that is not an ISO.

(r) “Option” means a right, granted under Section 5(b), to purchase Shares.

(s) “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(t) “Participant” means an Eligible Person who has been granted an Award under the Plan.

(u) “Performance Share” means a performance share granted under Section 5(f).

(v) “Performance Unit” means a performance unit granted under Section 5(f).

(w) “Plan” means this Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

(x) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(y) “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

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(z) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(aa) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(bb) “Shares” means common stock, $.01 par value per share, of the Company.

(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. Administration.

(a) Granting Authority. The Independent Members shall have the authority to make grants of Awards under the Plan, provided that the Committee shall have authority to make grants of Awards under the Plan on a quarterly basis to Eligible Persons newly hired or retained since the most recent grants awarded by the Independent Members. Each Granting Authority shall have full and final authority to take the following actions with respect to the Awards granted by it, in each case subject to and consistent with the provisions of the Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Granting Authority shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Granting Authority, or at the election of the Eligible Person;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

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(ix) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(x) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Granting Authority may deem necessary or advisable for the administration of the Awards granted by it.

Subject to the foregoing authority expressly granted to the Independent Members with respect to Awards granted by them, the Committee shall have general authority and responsibility for the administration of the Plan, including the authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan.

(b) Manner of Exercise of Authority. Each Granting Authority shall have sole discretion in exercising its authority under the Plan. Any action of a Granting Authority with respect to grants made by it shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and stockholders. The express grant of any specific power to a Granting Authority, and the taking of any action by the Granting Authority, shall not be construed as limiting any power or authority of a Granting Authority. A Granting Authority may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Granting Authority shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Granting Authority may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) Limitation of Liability. Each member of the Granting Authority shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Granting Authority, and no officer or employee of the Company acting on behalf of the Granting Authority, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Granting Authority and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) Limitation on Committee’s Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) (4)(C) of the Code, unless otherwise provided in an Award Agreement, there shall not be an increase in the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

4. Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(d) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 10,250,000. Each Share subject to an Award (other than an Option or SAR) shall count as 2.07 Shares for the purposes of the limit set forth in the preceding sentence. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant,

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any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b) Notwithstanding anything to the contrary: (i) shares tendered or withheld in payment of the exercise price of an Option shall not be added to the maximum share limitations described in Section 4(a) above; (ii) shares tendered or withheld to satisfy the tax withholding obligation shall not be added to the maximum share limitations described in Section 4(a) above; and (iii) all shares covered by a SAR, to the extent that it is exercised and whether or not the Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

(c) Subject to adjustment as provided in Section 4(d) hereof and notwithstanding anything to the contrary contained herein, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 800,000 Shares during a calendar year to any Eligible Person under this Plan.

(d) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, unless otherwise provided in an Award Agreement, there shall be no increase in the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(e) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Granting Authority may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Granting Authority shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

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(b) Options. The Granting Authority is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall not be less than the Fair Market Value of the Shares on the date such Option is granted.

(ii) Option Term. The term of each Option shall be a maximum of seven (7) years from the date of grant of the Option.

(iii) Time and Method of Exercise. The Granting Authority shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Granting Authority), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or stockholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c) SARs. The Granting Authority is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Granting Authority shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price per Share of the SAR on the date of grant of the SAR, which shall not be less than Fair Market Value (which in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) SAR Term. The term of each SAR shall be a maximum of seven (7) years from the date of grant of the SAR.

(iii) Other Terms. The Granting Authority shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Granting Authority determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares. The Granting Authority is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Granting Authority may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances

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(including, without limitation, upon achievement of performance criteria if deemed appropriate by the Granting Authority), in such installments, or otherwise, as the Granting Authority may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Granting Authority shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Granting Authority must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

(ii) Forfeiture. Except as otherwise determined by the Granting Authority, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Granting Authority may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Granting Authority may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Granting Authority shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Granting Authority, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e) Restricted Share Units. The Granting Authority is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Granting Authority (or, if permitted by the Granting Authority, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Granting Authority may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Granting Authority), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Granting Authority may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Granting Authority shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Granting Authority must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

(ii) Forfeiture. Except as otherwise determined by the Granting Authority at date of grant or thereafter, upon termination of service (as determined under criteria established by the Granting Authority) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units

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relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Granting Authority may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Granting Authority may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f) Performance Shares and Performance Units. The Granting Authority is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i) Performance Period. The Granting Authority shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Granting Authority may deem appropriate: share price; earnings per share; return to shareholders (including dividends); return on equity; revenues; sales; sales by category, brand, territory or geography; unit growth; customer growth (including new customers and increased sales to existing customers); EBITDA or EBIT; operating income or operating profit; net income; gross margin; operating margin; return on capital or return on invested capital; economic value added; economic profit; cash flows; cash flow from operations; market share; inventory levels; inventory days outstanding; consumption; size of line in total or by category or type; consumer and strategic investments; advertising, brand and product innovation; research and development; costs; managing commodity costs; capital expenditures; working capital; net fixed assets; accounts receivable; days sales outstanding; period overhead; expenses; productivity; market capitalization; customer satisfaction; pro forma net income; return on equity; return on designated assets; expenses; free cash flow; cash flow return on investment; net profit margin; cash conversion cycle; and service levels. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii) Award Value. At the beginning of a Performance Period, the Granting Authority shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Granting Authority, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Granting Authority must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

(iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Granting Authority which the Granting Authority expects to have a substantial effect on a performance objective during such period, the Granting Authority may revise such objective; provided, however, unless otherwise provided in an Award Agreement, there shall not be an increase in the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv) Forfeiture. Except as otherwise determined by the Granting Authority, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Granting Authority may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance

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Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Granting Authority may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Granting Authority shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Granting Authority must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

(g) Dividend Equivalents. The Granting Authority is authorized to grant Dividend Equivalents to Eligible Persons. The Granting Authority may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Granting Authority may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h) Other Share-Based Awards. The Granting Authority is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Granting Authority to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Granting Authority, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Granting Authority shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Granting Authority shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem. Awards granted under the Plan may, in the discretion of the Granting Authority, be granted to Eligible Persons either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate.

(b) Substitute Awards in Transactions. Nothing contained in the Plan shall be construed to limit the right of the Granting Authority to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Granting Authority may grant Awards under the Plan to an employee or director of another corporation or other entity who becomes an Eligible Person by reason of any such transaction in substitution for awards previously granted by such corporation or entity to such employee or director. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Granting Authority deems necessary for such purpose.

(c) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Granting Authority; provided, however, that in no event shall the term of any Option or a SAR exceed a period of seven years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

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(d) Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4(d) hereof, without the prior approval of the Company’s stockholders, neither the Granting Authority nor the Board shall cause the amendment of an Option or SAR that would have the effect of reducing the exercise price of an Option or SAR previously granted under the Plan, the cancellation or exchange of an Option or SAR for cash, other awards, or an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR or otherwise approve any modification to an Option or SAR that would be treated as a “repricing” of such Option or SAR under any then applicable rules, regulations or listing requirements.

(e) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Granting Authority shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Granting Authority may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, subject to applicable law.

(f) Nontransferability. Awards shall not be transferable by an Eligible Person except (i) by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) or (ii) with respect to NQSOs, by gift to a family member of the Participant to the extent permitted in the applicable Award Agreement and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative unless it has been transferred by gift to a family member of the Participant, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(g) Repayment. If the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of a Participant, the Participant shall return to the Company, or forfeit if not paid, any Award arising out of the misconduct for or during such restated period.

(h) Noncompetition. The Granting Authority may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7. General Provisions.

(a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

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(b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant, or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

(d) Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan and any Award granted under the Plan. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as may be required to comply with Section 409A of the Code, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the Eligible Person or the permitted transferee of the Award.

(e) No Rights to Awards; No Stockholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

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(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

(k) Effective Date; Plan Termination. The Plan shall become effective as of December 1, 2005 (the “Effective Date”). Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval of the stockholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(m) Section 409A. It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

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Annex B

AMENDED AND RESTATED

BY-LAWS

OF

THE HAIN CELESTIAL GROUP, INC.

(a Delaware corporation)

(as amended through ~~December 5, 2007~~ [    ], 2010)

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AMENDED AND RESTATED

BY-LAWS OF

THE HAIN CELESTIAL GROUP, INC.

(A Delaware Corporation)

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of The Hain Celestial Group, Inc. (the “Corporation”) shall be located at 58 South Service Road, Melville, New York or such other location as may be designated by the Board of Directors from time to time.

SECTION 2. REGISTERED OFFICE AND AGENT. The registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The registered agent shall be The Prentice-Hall Corporation System, Inc.

SECTION 3. OTHER OFFICES. The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be designated from time to time by the Board of Directors.

SECTION 3. SPECIAL MEETINGS. (a) General. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the Vice-Chairman of the Board, if one shall have been elected, or the President.

(b) Stockholder Requested Special Meetings. Subject to the provisions of this Section 3(b), a special meeting of the stockholders shall be called by a majority of the entire Board of Directors following receipt by the Secretary of a written request for a special meeting (a “Special Meeting Request”) from the holders of record representing not less than twenty-five percent of all outstanding shares of common stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percent”), so long as such Special Meeting Request complies with the requirements of this Section 3(b) and all other applicable sections of these By-Laws (a “Stockholder Requested Special Meeting”). The Board of Directors shall determine in good faith whether all requirements set forth in these By-Laws relating to a Stockholder Requested Special Meeting have been satisfied and such determination shall be binding on the Corporation and its stockholders.

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For purposes of this Section 3(b) and for determining the Requisite Percent, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of capital stock of the Corporation that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that the beneficial owner would be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. The terms owned, owning and other variations of the word own shall have correlative meanings. Whether shares are owned for these purposes shall be decided by the Board of Directors in its good faith.

(1) A Special Meeting Request shall be delivered by registered U.S. mail, return receipt requested or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall only be valid if it is signed and dated by each of the record holders of shares representing in the aggregate at least the Requisite Percent or their duly authorized agent and includes: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting; (ii) the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment); (iii) the name and address, as they appear on the Corporation’s books, of each stockholder of record signing such request, the date of each such stockholder’s signature and the name and address of any beneficial owner on whose behalf such request is made; (iv) the class or series and number of shares of the Corporation that are owned of record or beneficially by each such stockholder and any such beneficial owner and documentary evidence of such record or beneficial ownership; (v) any material interest of each stockholder or any such beneficial owner in the business proposed to be conducted at the special meeting; (vi) a representation that the stockholders and such beneficial owners submitting the Special Meeting Request intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (vii) if any stockholder submitting the Special Meeting Request intends to solicit proxies with respect to the stockholders’ proposal(s) or business to be presented at the special meeting, a representation to that effect; (viii) all information relating to each stockholder signing the Special Meeting Request that must be disclosed in solicitations for proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (ix) an agreement by the requesting stockholder(s) to notify the Corporation immediately in the case of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of common stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached; and (x) if the purpose of the special meeting includes the nomination, election or removal of one or more directors, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such person, the factual information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, each such person’s signed consent to serve as a director of the Corporation if elected, such stockholder’s name and address, the ~~number and class~~class or series and number of all shares of the Corporation owned of record or beneficially by such stockholder and, in the case of a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the special meeting.

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The Corporation may require any proposed director nominee to furnish such other information as it may reasonably require.

(2) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (y) has been dated and delivered to the Secretary within thirty days of the earliest dated of such Special Meeting Requests.

(3) Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to Section 3(b)(1)(ix) above), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the Corporation is referred to herein as the “Request Receipt Date”.

(4) A Special Meeting Request shall not be valid if:

(i) the Special Meeting Request does not comply with this Section 3(b);

(ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

(iii) the Request Receipt Date is during the period commencing ninety days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting;

(iv) the purpose specified in the Special Meeting Request is an identical or substantially similar item of business (as determined in good faith by the Board of Directors, a “Similar Item”) to an item of business that was presented at any meeting of stockholders held within 120 days before the Receipt Request Date;

(v) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 120 days after the Request Receipt Date and the business to be conducted at such meeting includes the Similar Item; or

(vi) the Special Meeting Request(s) was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law. For purposes of this Section 3(b)(4), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(5) Special meetings shall be held at such date and time as fixed by the Board of Directors in accordance with these By-Laws; provided; however, that a Stockholder Requested Special Meeting shall not be held more than ninety days after the Request Receipt Date.

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(6) Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Company’s notice for such meeting. Nothing contained herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting.

(7) If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

SECTION 4. NOTICE OF MEETINGS. Notice of the place, date and hour of holding of each annual and special meeting of the stockholders and, unless it is the annual meeting, the purpose or purposes thereof, shall be given personally, by mail in a postage prepaid envelope, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. Such notice shall be given not less than ten nor more than sixty days before the date of such meeting, to each stockholder entitled to vote at such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the record of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed at some other address, in which case it shall be directed to him at such other address. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board or the President, whichever shall have called the meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, prior the conclusion of such meeting, protest the lack of notice thereof, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

SECTION 5. QUORUM. At all meetings of the stockholders the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be present in person or by proxy to constitute a quorum for the transaction of business, except as otherwise provided by statute. In the absence of a quorum, the holders of a majority of the shares present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board, if one shall have been elected, shall act as chairman of the meeting. In the absence of the Chairman of the Board or if one shall not have been elected, the Vice-Chairman of the Board, or in his absence or if one shall not have been elected, the President shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

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SECTION 8. VOTING. Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for each share standing in his name on the record of stockholders of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 6 of Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.

Each stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to act for them by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise provided by statute or the Certificate of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder acting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 9. LIST OF STOCKHOLDERS. A list of stockholders as of the record date, certified by the Secretary of the Corporation or by the transfer agent for the Corporation, shall be produced at any meeting of the stockholders upon the request of any stockholder made at or prior to such meeting.

SECTION 10. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act or on the request of any stockholder entitled to vote at such meeting, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspector shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by him. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 11. ACTION BY CONSENT. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken signed by the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon. An electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a proxy holder or other person authorized to act for a stockholder, shall be deemed to be written, signed and dated for the purpose of this Section 11, provided that such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or by a person authorized to act for the stockholder and (ii) the date on which such stockholder or authorized person transmitted such electronic transmission. The date on which such electronic transmission is transmitted

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shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE. The number of directors constituting the Board of Directors shall be determined by the Board of Directors from time to time. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. All the directors shall be at least eighteen years of age. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of the stockholders. At each meeting of the stockholders for the election of directors at which a quorum is present the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

SECTION 3. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of Delaware or at such other place, within or without such State, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or by a majority of the directors.

SECTION 6. NOTICE OF MEETING. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 6, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be (i) mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least five days before the day on which such meeting is to be held, or (ii) sent addressed to him at such place by facsimile to his last known facsimile number, or by other electronic transmission, or be delivered to him personally or be given to him by telephone or voice message system, at least forty-eight hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall,

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either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

SECTION 7. QUORUM AND MANNER OF ACTING. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 8. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, shall act as the Chairman of the meeting, or if one shall not have been elected, the Vice-Chairman of the Board, or in his absence, or if one shall not have been elected, the President (or, in his absence, another director chosen by a majority of the directors present) shall act as Chairman of the meeting and preside thereat. The Secretary (or, in his absence, any person — who shall be an Assistant Secretary, if any of them shall be present at such meeting — appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

SECTION 9. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Vice-Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10. VACANCIES. Subject to any express provision of the Certificate of Incorporation, any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until the next meeting of the stockholders in which the election of directors is in the regular order of business and until his successor shall have been elected and qualified.

SECTION 11. REMOVAL OF DIRECTORS. Except as otherwise provided by statute, any director may be removed, either with or without cause, at any time, by the stockholders at a special meeting thereof. Except as otherwise provided by statute, any director may be removed for cause by the Board of Directors at a special meeting thereof.

SECTION 12. COMPENSATION. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 13. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of three or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may

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be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

SECTION 14. ACTION BY CONSENT. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the written consents or electronic transmissions thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 15. TELEPHONIC MEETING. Unless restricted by the Certificate of Incorporation or by statute, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be elected by the Board of Directors and shall include the President, one or more Vice-Presidents, the Secretary, and the Treasurer. If the Board of Directors wishes, it may also elect as officers of the Corporation a Chairman of the Board and a Vice-Chairman of the Board and may elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries, as may be necessary or desirable for the business of the Corporation). Any two or more offices may be held by the same person, except the offices of President and Secretary. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders, and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Vice-Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 3. REMOVAL. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall have been elected, and, if present, shall preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of Chairman and shall perform such other duties as may from time to time be assigned to him by the Board of Directors. The Board may, but need not, designate the Chairman as the chief executive officer of the Corporation, in which event he shall exercise all those general supervisory functions described in Section 6 below, and the President will thereupon act as Chief Operating Officer of the Corporation, subject to the direction of the Chairman and the Board.

SECTION 5. VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation and, if present, shall preside at each

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meeting of the Board of Directors if no Chairman of the Board has been elected or if the Chairman of the Board is absent, or is unable or refuses to act. He shall advise and counsel the Chairman of the Board and the President, and, in the President’s absence, other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 6. THE PRESIDENT. Unless the Board shall have designated the Chairman as the chief executive officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and the Chairman, if any, and of any duly authorized committee of directors. The President shall, if present, and in the absence of the Chairman of the Board and the Vice-Chairman of the Board or if either shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of President and chief operating officer and such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 7. VICE-PRESIDENT. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so called, shall have the power of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

SECTION 8. TREASURER. The treasurer shall

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

(f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

(g) in general, perform all duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 9. SECRETARY. The Secretary shall

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

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(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 10. THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 11. THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 12. OFFICERS’ BONDS OR OTHER SECURITY. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

SECTION 13. COMPENSATION. The compensation of the executive officers of the Corporation for their services as such officers shall be fixed from time to time by the Compensation Committee or the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V

SHARES, ETC.

SECTION 1. SHARE CERTIFICATES; UNCERTIFICATED SHARES. The stock of the Corporation may be either certificated, uncertificated or a combination thereof. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the Corporation’s transfer agent or registrar, as the case may be). Notwithstanding the adoption of such resolution by the Board of Directors, every holder of stock represented by certificates and, upon request to the Corporation or the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of the Corporation owned by him. The certificates representing shares shall be signed in the name of the Corporation by the Chairman of the Board or the Vice-Chairman of the Board or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent, or is registered by a registrar (other than the Corporation or one of its employees), the signatures of the Chairman of the Board, Vice-

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Chairman of the Board, President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed any such certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue. When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate (or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge) a full statement of the designation, relative rights, preferences, and limitations of the shares of each separate class, or of the different shares within each class, authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

SECTION 2. BOOKS OF ACCOUNT AND RECORD OF STOCKHOLDERS. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. There shall also be kept, at the office of the Corporation, or at the office of its transfer agent, a record containing the names and addresses of all stockholders of the Corporation, the number of shares held by each, and the dates when they became the holders of record thereof.

SECTION 3. TRANSFER OF SHARES. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, transfers of shares of the Corporation shall be made on the records of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof and, in each case, after payment of all taxes thereon. The person in whose name shares shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.

SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature of any of them.

SECTION 5. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

SECTION 6. FIXING OF RECORD DATE. The Board of Directors may fix, in advance, a date not more than ~~fifty~~ sixty nor less than ten days before the date when fixed for the holding of any meeting of the stockholders or before the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were stockholders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may fix, in advance, a date not more than ~~fifty~~ sixty nor less than ten days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of shares or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests,

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and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

SECTION 7. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate (or uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 1 of this Article V) in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. The Board of Directors may, in its discretion, require such owner or his legal representatives to provide reasonable evidence of such loss, destruction or mutilation and to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation and any transfer agent or registrar against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate (or uncertificated shares).

ARTICLE VI

INDEMNIFICATION

The Corporation to the extent permitted by law may provide for indemnification and advancement of expenses of directors in any civil or criminal action or proceeding, including one in the right of the Corporation to procure a judgment in its favor, for acts or decisions made by them in good faith while performing services for the Corporation. Such indemnification may be authorized by resolution of the Board of Directors or resolution of the stockholders.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1. DIVIDENDS. Subject to statute and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

SECTION 3. FISCAL YEAR. The first fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

SECTION 4. CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors to make such designation.

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SECTION 5. EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 6. VOTING OF SHARES IN OTHER CORPORATIONS. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporations, or to consent in writing to any action by any such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board, the Vice-Chairman of the Board, or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board, the Vice-Chairman of the Board, or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

ARTICLE VIII

FORCE AND EFFECT OF BY-LAWS

These By-Laws are subject to the provisions of the Delaware General Corporation Law and the Corporation’s certificate of incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in that Act or the certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern. Wherever in these By-Laws references are made to more than one incorporator, director, or stockholder, they shall, if this is a sole incorporator, director, stockholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.

ARTICLE IX

AMENDMENTS

These By-Laws may be amended or repealed or new By-Laws may be adopted at an annual or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of directors provided that notice of the proposed amendment or repeal or adoption of new By-Laws is contained in the notice of such meeting. These By-Laws may also be amended or repealed or new By-Laws may be adopted by the Board by resolution of the Board of Directors. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made. By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders.

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THE HAIN CELESTIAL GROUP, INC.

This proxy is solicited on behalf of the Board of Directors of The Hain Celestial Group, Inc. (the “Company”). The undersigned hereby appoints Irwin D. Simon and Ira J. Lamel, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company on November 18, 2010 at 11:00 a.m., Eastern Time at the Amphitheater at 58 South Service Road, Melville, New York 11747, and any postponements or adjournments thereof (including any vote to postpone or adjourn the Annual Meeting of Stockholders), upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. If no instruction is given the shares will be voted “FOR” items 1, 2, 3, 4 and 5 below, each of said items being more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which are hereby acknowledged.

The Board of Directors Recommends You Vote “FOR” items 1, 2, 3, 4 and 5 below.

1.	Election of Directors

FOR all nominees listed below ☐ (except as marked to the contrary below)	WITHHOLD AUTHORITY ☐ to vote for all nominees listed below

(Instructions: to withhold authority to vote for an individual nominee, strike a line through the nominee’s name listed below.)

Irwin D. Simon, Barry J. Alperin, Richard C. Berke, Jack Futterman, Marina Hahn, Brett Icahn, Roger Meltzer, David Schechter, Lewis D. Schiliro and Lawrence S. Zilavy

2.	To vote, on an advisory basis, for the compensation awarded to the named executive officers for the fiscal year ended June 30, 2010, as set forth in the summary compensation table

For ☐	Against ☐	Abstain ☐

3.	To approve the amendment of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

For ☐	Against ☐	Abstain ☐

4.	To approve the amendment of the Amended and Restated By-Laws of The Hain Celestial Group, Inc.

For ☐	Against ☐	Abstain ☐

5.	To ratify the appointment of Ernst & Young LLP, to act as registered independent accountants of the Company for the fiscal year ending June 30, 2011.

For ☐	Against ☐	Abstain ☐

(Proxy card)

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In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting of Stockholders.

Please Complete All Information Below

Signature:

Signature:

Dated: , 2010
Please sign exactly as names appear hereon, indicating official position or representative capacity, if any. If shares are held jointly, both owners should sign.

(Proxy card)